REVOLVING CREDIT AND COMPETITIVE ADVANCE FACILITY AGREEMENT


                          Dated as of February 4, 1997


                                      Among

                        CROWN CORK & SEAL COMPANY, INC.,


                  THE SUBSIDIARY BORROWERS REFERRED TO HEREIN,


                         THE LENDERS REFERRED TO HEREIN,


                            THE CHASE MANHATTAN BANK,
                            as Administrative Agent,

                                SOCIETE GENERALE,
                             as Documentation Agent,

                                       and

                            BANK OF AMERICA ILLINOIS,
                              as Syndication Agent

                               -------------------

                             CHASE SECURITIES INC.,
               SOCIETE GENERALE and BANCAMERICA SECURITIES, INC.,
                                  as Arrangers


                                                            [CSM Ref. 6700-492]

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                                TABLE OF CONTENTS

                                                                           Page

ARTICLE I. DEFINITIONS....................................................... 1

     SECTION 1.01. Defined Terms............................................. 1
     SECTION 1.02. Terms Generally.......................................... 28

ARTICLE II. THE CREDITS..................................................... 28

     SECTION 2.01. Credit Commitments....................................... 28
     SECTION 2.02. Procedure for Revolving Credit
                    Borrowing; Assigned Dollar Values....................... 30
     SECTION 2.03. Conversion and Continuation Options
                    for Revolving Loans..................................... 32
     SECTION 2.04. Swingline Loans.......................................... 33
     SECTION 2.05. Prepayments of Loans..................................... 36
     SECTION 2.06. The Competitive Loans.................................... 37
     SECTION 2.07. Procedure for Competitive Loan
                    Borrowing............................................... 37
     SECTION 2.08. Repayment of Loans; Evidence of
                    Debt.................................................... 42
     SECTION 2.09. Interest Rates and Payment Dates......................... 44
     SECTION 2.10. Computation of Interest.................................. 46
     SECTION 2.11. Fees..................................................... 46
     SECTION 2.12. Termination or Reduction of
                    Revolving Credit Commitments............................ 47
     SECTION 2.13. Inability to Determine Interest
                    Rate; Unavailability of Deposits;
                    Inadequacy of Interest Rate............................. 47
     SECTION 2.14. Pro Rata Treatment and Payments.......................... 51
     SECTION 2.15. Illegality............................................... 53
     SECTION 2.16. Requirements of Law...................................... 53
     SECTION 2.17. Taxes.................................................... 55
     SECTION 2.18. Indemnity................................................ 58
     SECTION 2.19. Change of Lending Office................................. 59
     SECTION 2.20. Sharing of Setoffs....................................... 59
     SECTION 2.21. Assignment of Commitments Under
                    Certain Circumstances................................... 60

ARTICLE III. REPRESENTATIONS AND WARRANTIES................................. 61

     SECTION 3.01. Organization, etc........................................ 61
     SECTION 3.02. Due Authorization, Non-
                    Contravention, etc...................................... 61
     SECTION 3.03. Government Approval, Regulation,
                    etc..................................................... 62

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                                                                            ii

     SECTION 3.04. Validity, etc............................................ 62
     SECTION 3.05. Financial Information.................................... 62
     SECTION 3.06. No Material Adverse Change............................... 62
     SECTION 3.07. Litigation, Labor Controversies,
                    etc..................................................... 63
     SECTION 3.08. Subsidiaries............................................. 63
     SECTION 3.09. Ownership of Properties.................................. 63
     SECTION 3.10. Taxes.................................................... 63
     SECTION 3.11. Pension and Welfare Plans................................ 63
     SECTION 3.12. Environmental Warranties................................. 64
     SECTION 3.13. Regulations G, U and X................................... 65
     SECTION 3.14. Accuracy of Information.................................. 65

ARTICLE IV. CONDITIONS OF LENDING........................................... 66

     SECTION 4.01. Conditions to Effectiveness.............................. 66
     SECTION 4.02. Conditions to Each Loan.................................. 67

ARTICLE V. AFFIRMATIVE COVENANTS............................................ 69

     SECTION 5.01. Financial Information, Reports,
                    Notices, etc............................................ 69
     SECTION 5.02. Compliance with Laws, etc................................ 71
     SECTION 5.03. Maintenance of Properties................................ 72
     SECTION 5.04. Insurance................................................ 72
     SECTION 5.05. Books and Records........................................ 72
     SECTION 5.06. Environmental Covenant................................... 72
     SECTION 5.07. Significant Subsidiaries................................. 73
     SECTION 5.08. Use of Proceeds.......................................... 74

ARTICLE VI. NEGATIVE COVENANTS.............................................. 74

     SECTION 6.01. Transactions with Affiliates............................. 74
     SECTION 6.02. Indebtedness............................................. 74
     SECTION 6.03. Liens.................................................... 76
     SECTION 6.04. Financial Condition...................................... 78
     SECTION 6.05. Consolidation, Merger, etc............................... 78
     SECTION 6.06. Restrictive Agreements................................... 78

ARTICLE VII. EVENTS OF DEFAULT.............................................. 79

     SECTION 7.01. Listing of Events of Default............................. 79
     SECTION 7.02. Action if Bankruptcy..................................... 82
     SECTION 7.03. Action if Other Event of Default......................... 82
     SECTION 7.04. Action if Event of Termination........................... 83

ARTICLE VIII. THE ADMINISTRATIVE AGENT...................................... 83

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                                                                            iii

ARTICLE IX. GUARANTEE....................................................... 86

     SECTION 9.01. Guarantee................................................ 86
     SECTION 9.02. Amendments, etc., with respect to
                    the Subsidiary Borrower
                    Obligations............................................. 87
     SECTION 9.03. Guarantee Absolute and
                    Unconditional........................................... 88
     SECTION 9.04. Reinstatement............................................ 89
     SECTION 9.05. Payments................................................. 90
     SECTION 9.06. Independent Obligations.................................. 90

ARTICLE X. MISCELLANEOUS.................................................... 90

     SECTION 10.01. Notices................................................. 90
     SECTION 10.02. Survival of Agreement................................... 91
     SECTION 10.03. Binding Effect.......................................... 92
     SECTION 10.04. Successors and Assigns.................................. 92
     SECTION 10.05. Expenses; Indemnity..................................... 97
     SECTION 10.06. Right of Setoff......................................... 98
     SECTION 10.07. Applicable Law.......................................... 99
     SECTION 10.08. Waivers; Amendment...................................... 99
     SECTION 10.09. Interest Rate Limitation................................100
     SECTION 10.10. Entire Agreement........................................100
     SECTION 10.11. Waiver of Jury Trial....................................101
     SECTION 10.12. Severability............................................101
     SECTION 10.13. Counterparts............................................101
     SECTION 10.14. Headings................................................101
     SECTION 10.15. Jurisdiction; Consent to Service
                    of Process..............................................102
     SECTION 10.16. Judgments Relating to Subsidiary
                    Borrowers...............................................103
     SECTION 10.17. Unification of Certain Currencies.......................104
     SECTION 10.18. Waiver Under Existing Agreements........................105


          EXHIBIT A Form of Administrative Questionnaire
          EXHIBIT B Form of Assignment and Acceptance
          EXHIBIT C Form of Competitive Bid Request
          EXHIBIT D Form of Competitive Loan Confirmation
          EXHIBIT E Form of Significant Subsidiary Election
                    Notice
          EXHIBIT F Form of Subsidiary Borrower Notice and
                    Designation
          EXHIBIT G Form of Subsidiary Borrower Closing
                    Certificate
          EXHIBIT H Form of Opinion of Dechert, Price &
                    Rhoads

          EXHIBIT I Form of Opinion of
                    Richard L. Krzyzanowski, Esq.
          EXHIBIT J Form of Compliance Certificate
          EXHIBIT K Calculation of MLA Costs
          EXHIBIT L Form of Note

          SCHEDULE 2.01 Lenders and Commitments
          SCHEDULE 3.08 Subsidiaries
          SCHEDULE 3.11 Post-Retirement Benefits
          SCHEDULE 6.02 Indebtedness

                                    REVOLVING CREDIT AND COMPETITIVE ADVANCE
                           FACILITY AGREEMENT dated as of February 4, 1997, among CROWN CORK & SEAL COMPANY, INC., a Pennsylvania corporation ("CCSC"); each of the Subsidiary Borrowers referred to herein (the Subsidiary Borrowers and CCSC being collectively called the "Borrowers"); the financial institutions listed on
                           Schedule 2.01 (the "Lenders"); THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent (in such capacity, the "Administrative Agent") for the Lenders; SOCIETE GENERALE, as Documentation Agent; and BANK OF AMERICA ILLINOIS, as Syndication Agent.


                  The Borrowers have requested the Lenders to extend credit in the form of Revolving Loans (such term and each other capitalized term used but not defined herein having the meaning given to it in Article I) at any time and from time to time prior to the Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $2,500,000,000, available in Dollars or, subject to certain limitations, Alternative Committed Currencies. The Borrowers have also requested the Lenders to provide a procedure pursuant to which the Borrowers may invite the Lenders to bid on an uncommitted basis on short-term borrowings by the Borrowers in Dollars or any other Alternative Currency. The Borrowers have also requested the Swingline Lenders to extend credit in the form of Swingline Loans. The proceeds of the Loans are to be used for general corporate purposes.

                  The Lenders are willing to extend such credit to the Borrowers on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:


ARTICLE I.  DEFINITIONS

                  SECTION 1.01.  Defined Terms.  As used in this
Agreement, the following terms shall have the meanings specified below:

                  "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

                  "ABR Loan" shall mean any Loan denominated in Dollars and bearing interest at the Alternate Base Rate in accordance with the provisions of
Article II.

                  "Administrative Questionnaire" shall mean an
Administrative Questionnaire in the form of Exhibit A.

                  "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

                  (a) to vote 25% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

                  (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise;

provided, however, that notwithstanding the foregoing, for purposes of Section 10.04, an "Affiliate" shall be a Person engaged in the business of banking who is controlled by, or under common control with, a Lender.

                  "Agent Fees" shall have the meaning assigned to such term in Section 2.11(b).

                  "Aggregate Revolving Credit Exposure" shall mean the aggregate amount of the Lenders' Revolving Credit
Exposures.

                  "Agreement Currency" shall have the meaning assigned to such term in Section 10.16(b).

                  "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) after using its good faith efforts that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability or failure no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "Alternative Committed Currencies" shall mean
French Francs, Deutschemarks and British Pounds Sterling.

                  "Alternative Committed Currency Borrowing" shall mean a Borrowing comprised in whole or in part of Alternative Committed Currency Loans.

                  "Alternative Committed Currency Loan" shall mean any Revolving Loan denominated in an Alternative Committed
Currency.

                  "Alternative Currency" shall mean any currency (including an Alternative Committed Currency), other than Dollars, with respect to which a spot exchange rate for Dollars appears on page FXFX of the Reuters Screen at the time a Borrowing in such currency is requested, as determined by the Administrative Agent.

                  "Alternative Currency Borrowing" shall mean a Borrowing comprised in whole or in part of Alternative Currency Loans.

                  "Alternative Currency Equivalent" shall mean, with respect to an amount in Dollars on any date in relation to a specified Alternative Currency, the amount of such specified Alternative Currency that may be purchased with such amount of Dollars at the Spot Exchange Rate with respect to such Alternative Currency on such date.

                  "Alternative Currency Loan" shall mean any Loan (whether a Revolving Loan or a Competitive Loan) denominated in an Alternative Currency.

                  "Alternative Dollar Loan" shall have the meaning assigned to such term in Section 2.13(b).

                  "Another Currency" shall have the meaning assigned to such term in Section 2.13(a).

                  "Applicable Creditor" shall have the meaning assigned to such term in Section 10.16(b).

                  "Applicable Currency" shall have the meaning assigned to such term in Section 2.13(a).

                  "Applicable Percentage" shall mean as of any date (i) with respect to the Facility Fees, the applicable percentage set forth below under the caption "Facility Fee Percentage" and (ii) with respect to any Eurocurrency Loan (other than a Eurocurrency Competitive Loan), the applicable percentage set forth below under the caption "Eurocurrency Spread", in each case based upon the ratings by S&P and Moody's, respectively, applicable on such date to the Index
Debt:


                              Eurocurrency Facility Fee
                                Spread      Percentage

Category 1
S&P:  A or better               .1350%     .0650%
Moody's:  A2 or better


Category 2
S&P:  A- to BBB+                .1400%     .0800%
Moody's:  A3 to Baa1

Category 3
S&P:  BBB or below              .1500%     .1000%
Moody's: Baa2 or below


                  For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 3;
(ii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall fall within different Categories, the Applicable Percentage shall be based on the higher of the two ratings; and (iii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Percentage shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, or if the Index Debt shall be unrated by Moody's or S&P as a result of a reasonable business decision of CCSC, CCSC and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the non-availability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Percentage most recently in effect shall continue in effect.

                  "Assigned Dollar Value" shall have the meaning assigned to such term in Section 2.02(c).

                  "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

                  "Authorized Officer" shall mean, with respect to CCSC, those of its officers whose signature and incumbency shall have been certified to the Administrative Agent and the Lenders pursuant to Section 4.01(c) or any successor thereto.

                  "Available Revolving Credit Commitment" shall mean as to any Lender, at any time of determination, an amount equal to such Lender's Revolving Credit Commitment at such time minus such Lender's Revolving Credit Exposure at such time.

                  "Available Swingline Commitment" shall mean, as to the Swingline Lender, at any time of determination, an amount equal to the Swingline Commitment at such time minus the aggregate principal amount of all Swingline Loans then outstanding.

                  "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

                  "Borrowing" shall mean a Loan or group of Loans to one Borrower of a single Type and denominated in a single currency (except as provided in Section 2.13(b)) made (including through a conversion or continuation) by the Lenders (or, in the case of a Competitive Borrowing, by the Lender or Lenders whose Competitive Bids have been accepted pursuant to Section 2.07) on a single date and as to which a single Interest Period is in effect.

                  "Borrowing Date" shall mean any Business Day specified in a notice pursuant to Section 2.02, 2.04 or 2.07 as a date on which the relevant Borrower requests Loans to be made hereunder.

                  "Borrowing Request" shall have the meaning assigned to such term in Section 2.02(a).

                  "British Pounds Sterling" shall mean lawful money of the United Kingdom.

                  "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close, except that (i) when used in connection with a Eurocurrency Loan or an Alternative Currency Loan, "Business Day" also shall exclude any day on which dealings in foreign currencies and exchange between banks may not be carried on in London, England, or New York, New York and (ii) when used in connection with the payment or purchase of any amount denominated in an Alternative Currency, "Business Day" also shall exclude any day on which dealings in foreign currencies and exchange may not be carried on between banks located in the city that is the principal financial center of the country that is the issuer of the currency in which such Loan is denominated, as determined by the Administrative Agent.

                  "Capitalized Lease Liabilities" shall mean all monetary obligations of CCSC and its Subsidiaries under any leasing or similar arrangement conveying the right to use real or personal property, or a combination thereof, which, in accordance with GAAP, would be classified and accounted for as capital leases, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date on which such lease may be terminated by the lessee without payment of a penalty.

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

                  "CERCLIS" shall mean the Comprehensive Environmental Response, Compensation and Liability Information System List.

                  "Change in Control" shall mean the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of (i) more than 50% of the outstanding shares of voting stock of CCSC or (ii) 30% or more of the total voting power of CCSC (a "30% Stockholder") followed by any change in the composition of the Board of Directors of CCSC, which shall include one or more designees of such 30% Stockholder, unless any such change in the composition of the Board of Directors does not result in a majority of the members of the Board of Directors consisting of designees of such 30% Stockholder.

                  "Charges" shall have the meaning assigned to such term in
Section 10.09.

                  "Closing Date" shall mean the date hereof.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "Commitment Letter" shall mean the Commitment Letter dated December 20, 1996, among CCSC, The Chase Manhattan Bank, Chase Securities Inc., Bank of America Illinois, BancAmerica Securities, Inc. and Societe Generale.

                  "Commitment Percentage" shall mean, with respect to any Lender at any time, the percentage of the Total Revolving Credit Commitment represented by such Lender's Revolving Credit Commitment.

                  "Competitive Bid" shall mean an offer by a Lender to make a Competitive Loan pursuant to Section 2.07.

                  "Competitive Bid Request" shall mean a request made pursuant to Section 2.07 in the form of Exhibit C.

                  "Competitive Borrowing" shall mean a Borrowing consisting of a Competitive Loan or concurrent Competitive Loans from the Lender or Lenders whose Competitive Bids for such Borrowing have been accepted by any Borrower under the bidding procedure described in Section 2.07.

                  "Competitive Loan" shall mean a Loan from a Lender to any Borrower pursuant to the bidding procedure described in Section 2.07.

                  "Competitive Loan Borrowing Period" shall mean the period from and including the Closing Date until the last day of the Revolving Credit Commitment Period.

                  "Competitive Loan Confirmation" shall mean each confirmation by the relevant Borrower of its acceptance of Competitive Bids, which Competitive Loan Confirmation shall be substantially in the form of Exhibit D and shall be delivered to the Administrative Agent in writing or by facsimile transmission.

                  "Competitive Loan Exposure" shall mean the sum of the aggregate principal amount of all outstanding Competitive Loans denominated in Dollars and the Assigned Dollar Value of all outstanding Competitive Loans denominated in Alternative Currencies. The "Competitive Loan Exposure" of any Lender at any time shall mean the portion of the aggregate Competitive Loan Exposure attributable to Competitive Loans made by it.

                  "Competitive Loan Maturity Date" shall mean, as to any Competitive Loan, the maturity date specified in the Competitive Bid with respect to such Competitive Loan selected by the relevant Borrower pursuant to
Section 2.07(d)(ii).

                  "Compliance Certificate" shall mean a certificate of a Financial Officer of CCSC substantially in the form of Exhibit J.

                  "Contingent Liability" shall mean any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or other-wise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of deposit or collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby. Notwithstanding the foregoing, for purposes of this Agreement, "Contingent Liability" shall not include any liability (i) for which CCSC or any of its Subsidiaries has received a full and unconditional indemnity or "hold harmless" agreement from another Person with respect to environmental liabilities associated with real property purchased by CCSC or such Subsidiary from such Person and (ii) to the extent supported by a "back-to-back" guaranty delivered in connection with the issuance of industrial development bonds.

                  "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "controlling" and "controlled" shall have meanings correlative thereto.

                  "Controlled Group" shall mean all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with CCSC, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

                  "Credit Event" shall have the meaning assigned to such term in
Section 4.02.

                  "Currency Equivalent" shall mean the Dollar Equivalent or the Alternative Currency Equivalent, as the case may be, of the Applicable Currency.

                  "Default" shall mean any Event of Default, any Event of Termination and any event or condition which upon notice, lapse of time or both would constitute an Event of Default or Event of Termination.

                  "Denomination Date" shall mean, in relation to any Alternative Currency Borrowing, the date that is three Business Days (or, in the case of a Fixed Rate Borrowing, two Business Days) before the date such Borrowing is made.

                  "Deutschemarks" shall mean the lawful money of Germany.

                  "Dollar Equivalent" shall mean, with respect to an amount of any Alternative Currency on any date, the amount of Dollars that may be purchased with such amount of the Alternative Currency at the Spot Exchange Rate with respect to the Alternative Currency on such date.

                  "Dollars" or "$" shall mean lawful money of the United States of America.

                  "EBIT" shall mean, for any period, the sum for such period of all amounts which, in accordance with GAAP, would be included on the consolidated financial statements of CCSC and its Subsidiaries as

                  (a) Net Income (excluding any extraordinary gains and losses, and any net income (or net loss) attributable to the write-up (or write-down, as the case may be) in value of any assets), plus

                  (b) Net Interest Expense,

         plus

                  (c) to the extent deducted in determining Net
         Income, provisions for income taxes.

                  "Environment" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, or as otherwise defined in any Environmental Law.

                  "Environmental Claim" shall mean any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any other Person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the Environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon: (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non- accidental Releases); (b) exposure to any Hazardous Material;
(c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

                  "Environmental Laws" shall mean any and all applicable treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the Environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

                  "Environmental Permit" means any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

                  "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with CCSC, is treated as a single employer under Section 414 of the Code.

                  "Eurocurrency Borrowing" shall mean a Borrowing comprised of Eurocurrency Loans.

                  "Eurocurrency Competitive Borrowing" shall mean a Borrowing comprised of Eurodollar Competitive Loans.

                  "Eurocurrency Competitive Loan" shall mean any Competitive Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

                  "Eurocurrency Loan" shall mean any Eurocurrency
Revolving Loan or Eurocurrency Competitive Loan.

                  "Eurocurrency Revolving Credit Borrowing" shall mean a Borrowing comprised of Eurocurrency Revolving Loans.

                  "Eurocurrency Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the LIBO Rate or, as the case may be, the PIBO Rate in accordance with the provisions of Article II.

                  "Event of Default" shall have the meaning assigned to such term in Section 7.01.

                  "Event of Termination" shall have the meaning assigned to such term in Section 7.01.

                  "Excess Amount Interest" shall have the meaning assigned to such term in Section 2.09(e).

                  "Existing Agreements" shall mean (i) the Revolving Credit and Competitive Advance Facility Agreement, dated as of February 10, 1995, among CCSC, the Subsidiary Borrowers named therein, the Lenders named therein and the Administrative Agent, as administrative agent, and (ii) the Revolving Credit and Term Loan Agreement, dated as of December 1, 1995, among CCSC, the Subsidiary Borrowers named therein, the Lenders named therein and the Administrative Agent, as administrative agent, in each case as in effect on the date hereof.

                  "Facility Fee" shall have the meaning assigned to such term in Section 2.11(a).

                  "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Fees" shall mean the Facility Fees and the Agent Fees.

                  "Financial Officer" of any corporation,
partnership or other entity shall mean the chief financial officer, principal accounting officer, Treasurer or Controller of such corporation, partnership or other entity.

                  "Fiscal Quarter" shall mean any quarter of a Fiscal Year.

                  "Fiscal Year" shall mean any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g. the "1994 Fiscal Year") refer to the Fiscal Year ending on December 31 occurring during such calendar year.

                  "Fixed Rate Borrowing" shall mean a Borrowing comprised of Fixed Rate Loans.

                  "Fixed Rate Loan" shall mean any Competitive Loan bearing interest at a fixed percentage rate per annum (expressed in the form of a decimal to no more than four decimal places) specified by the Lender making such Loan in its Competitive Bid.

                  "French Francs" shall mean the lawful money of France.

                  "Funded Debt" shall mean (a) all Loans and (b) all other Indebtedness of CCSC and its Subsidiaries (including, without duplication, Contingent Liabilities relating to such Indebtedness) on a consolidated basis, which by its terms:

                           (i) matures or is payable more than one year
                  from the date on which it was created, or

                         (ii) matures within one year from the date on which it
                  was created, but is renewable or extendible under terms such that under GAAP such Indebtedness would be treated as long-term indebtedness.

                  "GAAP" shall mean generally accepted accounting principles in the United States applied on a consistent basis.

                  "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

                  "Hazardous Materials" shall mean all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "Impermissible Qualification" shall mean, relative to the opinion or certification of any independent public accountant as to any financial statement of CCSC, any qualification or exception to such opinion or certification

                  (a) which is of a "going concern" or similar nature;

                  (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

                  (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause CCSC to be in default of any of its obligations under
         Section 6.04.

                  "Indebtedness" of any Person shall mean, without duplication:

                  (a) all obligations of such Person for borrowed money, all obligations of such Person as account party under letters of credit in respect of borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                  (b) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

                  (c) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services (provided, however, that Indebtedness shall not include open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services or obligations relating to employee benefits (including post-retirement medical benefits), pension, health and life insurance (and other similar benefits) and provided, further, that for purposes of calculating compliance with the provisions of Section 6.04(a), Indebtedness shall include obligations to pay the deferred purchase price of property or services only to the extent that such obligations are reflected on the consolidated balance sheet of CCSC and its consolidated Subsidiaries) and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; provided, however, that the amount of such indebtedness which is limited in recourse shall be included in an amount equal to the lesser of (i) the amount of such Indebtedness or (ii) the amount of the Lien; and

                  (d) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.

                  "Index Debt" shall mean the senior, unsecured, non-externally credit enhanced, long-term indebtedness for borrowed money of CCSC.

                  "Interest Coverage Ratio" means, for any period of four consecutive Fiscal Quarters (calculated on the basis of the most recent Fiscal Quarter ended and the three immediately preceding Fiscal Quarters), the ratio of

                  (a)  EBIT

                           to

                  (b)  Net Interest Expense for such period.

                  "Interest Payment Date" shall mean, with respect to any Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing or Fixed Rate Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing, and, in addition, the date of any refinancing of such Borrowing with a Borrowing of a different Type.

                  "Interest Period" shall mean (a) as to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing (including any date on which such Borrowing shall have been converted from a Borrowing of a different Type) or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on (i) in the case of a Weekly Eurocurrency Borrowing, the corresponding day of the week that is 1, 2 or 3 weeks thereafter, as the relevent Borrower may elect, or (ii) in the case of any other Eurocurrency Borrowing the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is (A) in the case of a Eurocurrency Revolving Credit Borrowing that is not a Weekly Eurocurrency Borrowing, 1, 2, 3, 6 or, if available from all Lenders, 12 months thereafter, as the relevant Borrower may elect, or (B) in the case of a Eurocurrency Competitive Borrowing, any whole number of months (but not more than 12 months) thereafter, as shall be specified in the Competitive Bids in which the offers to make the Eurocurrency Loans comprising such Borrowing were extended, (b) as to any ABR Borrowing (other than a Swingline Borrowing), the period commencing on the date of such Borrowing (including any date on which such Borrowing shall have been converted from a Borrowing of a different Type) or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the earliest of
(i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Revolving Credit Maturity Date and (iii) the date such Borrowing is prepaid in accordance with Section 2.05 or converted in accordance with Section 2.03, (c) as to any Fixed Rate Borrowing, the period commencing on the date of such Borrowing and ending on the date specified in the Competitive Bids in which the offers to make the Fixed Rate Loans comprising such Borrowing were extended, which shall not be earlier than seven days after the date of such Borrowing or later than 360 days after the date of such Borrowing and (d) as to any Swingline Loan, a period commencing on the date of such Loan and ending on the earliest of
(i) the fifth Business Day thereafter, (ii) the Revolving Credit Maturity Date and (iii) the date such Loan is prepaid in accordance with Section 2.05; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

                  "Judgment Currency" shall have the meaning assigned to such term in Section 10.16(b).

                  "Leverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio of

                  (a) Funded Debt (other than Funded Debt which is nonrecourse to CCSC and its Subsidiaries and giving effect only to CCSC's or its Subsidiaries' pro-rata share of consolidated Indebtedness of joint ventures)

         to

                  (b)  Long-Term Capitalization.

                  "LIBO Rate" shall mean with respect to any Eurocurrency Borrowing, other than a Weekly Eurocurrency Borrowing, bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II, for any Interest Period, (a) (i) the interest rate per annum for deposits for a maturity most nearly comparable to such Interest Period in the currency in which such Borrowing is denominated which appears on page 3740 or 3750, as applicable, of the Dow Jones Telerate Screen (x) in the case of a Eurocurrency Borrowing by a U.K. Borrower denominated in British Pounds Sterling, as of 11:00 a.m., London time, on the first day of such Interest Period and (y) in the case of any other Eurocurrency Borrowing, as of 11:00 a.m., London time, on the day that is two Business Days prior to the first day of such Interest Period or (ii), if such a rate does not appear on page 3740 or 3750, as applicable, of the Dow Jones Telerate Screen, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the rate at which deposits in the currency in which such Borrowing is denominated approximately equal in principal amount to the Loan of the Administrative Agent, in its capacity as a Lender, included in such Eurocurrency Borrowing (or, in the case of a

Competitive Borrowing, a principal amount that would have been the Administrative Agent's portion of such Borrowing if such Borrowing had been a Revolving Credit Borrowing) and for a maturity comparable to such Interest Period are offered to the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, (x) in the case of a Eurocurrency Borrowing by a U.K. Borrower denominated in British Pounds Sterling, on the first day of such Interest Period and (y) in the case of any other Eurocurrency Borrowing, on the day that is two Business Days prior to the first day of such Interest Period, multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the Statutory Reserve Percentage. LIBO Rate shall mean with respect to any Weekly Eurocurrency Borrowing bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of
Article II, for any Interest Period applicable to a Weekly Eurocurrency Borrowing, (a) the interest rate per annum determined by the Administrative Agent to be the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates at which deposits in the currency in which such Borrowing is denominated approximately equal in principal amount to the Loan of the Administrative Agent, in its capacity as Lender, included in such Weekly Eurocurrency Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Administrative Agent in immediately available funds in the London interbank market (x) in the case of a Weekly Eurocurrency Borrowing by a U.K. Borrower denominated in British Pounds Sterling, as of 11:00 a.m., London time, on the first day of such Interest Period and (y) in the case of any other Weekly Eurocurrency Borrowing, as of 11:00 a.m., London time, on the day that is two Business Days prior to the first day of such Interest Period, multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the Statutory Reserve Percentage.

                  "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Loan Documents" shall mean this Agreement, the Commitment Letter, each Subsidiary Borrowing Notice and Designation and, if requested by a Lender pursuant to Section 2.08(e), each Note.

                  "Loans" shall mean the Revolving Loans, the Swingline Loans and the Competitive Loans.

                  "Long-Term Capitalization" shall mean, on any date of determination, the sum of (i) Funded Debt of CCSC and its Subsidiaries on a consolidated basis and (ii) the amount, determined on a consolidated basis, in the capital stock account (including preferred stock when outstanding) plus (or minus in the case of a deficit) the additional paid-in capital and retained earnings of CCSC and its Subsidiaries, and in any event, net of the value of treasury stock in such capital stock account, plus accounting liabilities for post-retirement benefits (FAS 106) and post-employment benefits (FAS 112), net of changes for income tax (FAS 109).

                  "Margin" shall mean, as to any Eurocurrency Competitive Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or subtracted from the LIBO Rate in order to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

                  "Material Adverse Effect" shall mean any event which will have a materially adverse effect on the financial condition or results of operations of CCSC and its Subsidiaries taken as a whole.

                  "Maximum Rate" shall have the meaning assigned to such term in
Section 10.09.

                  "MLA Cost" shall mean the cost imputed to the Lenders in connection with a Borrowing denominated in British Pounds Sterling in compliance with the Mandatory Liquid Asset requirements of the Bank of England during an Interest Period (or part of an Interest Period), expressed as a rate per annum and determined in accordance with Exhibit K.

                  "Moody's" shall mean Moody's Investors Service, Inc.

                  "Multicurrency Borrowing" shall have the meaning assigned to such term in Section 2.13(b).

                  "Net Income" means, for any period, the net income of CCSC and its Subsidiaries for such period on a consolidated basis.

                  "Net Interest Expense" means, for any period, the aggregate amount of interest expense of CCSC and its Subsidiaries for such period which, in accordance with GAAP, would be included on the consolidated financial statements of CCSC and its Subsidiaries, including without limitation the portion of any rent paid on Capitalized Lease Liabilities which is allocable to interest expense in accordance with GAAP, minus the amount of interest income received by CCSC and its Subsidiaries for such period.

                  "Note" shall mean a note substantially in the form of Exhibit L.

                  "Obligations" means all obligations (monetary or otherwise) of the Borrowers arising under or in connection with this Agreement and each other Loan Document.

                  "Organic Document" means, (i) relative to each Borrower that is a corporation, its charter, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock, (ii) relative to each Borrower that is a partnership, its partnership agreement and any other similar arrangements applicable to any partnership or other equity interests in the Borrower and (iii) relative to any Borrower that is any other type of legal entity, such documents as shall be comparable to the foregoing.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

                  "Pension Plan" shall mean a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA) and to which CCSC or any ERISA Affiliate may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

                  "Person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, or any agency or political subdivision thereof.

                  "PIBO Rate" shall mean with respect to any Eurocurrency Borrowing bearing interest at a rate determined by reference to the PIBO Rate in accordance with the provisions of Article II, for any Interest Period, (a) the interest rate per annum determined by the Administrative Agent to be the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates at which deposits in the currency in which such Borrowing is denominated approximately equal in principal amount to the Loans of the PIBOR Reference Banks, in their capacities as Lenders, included in such Borrowing and for a maturity comparable to such Interest Period are offered to the principal Paris offices of each of the PIBOR Reference Banks in immediately available funds in the Paris interbank market at approximately 11:00 a.m., Paris time, on the day that is two Business Days prior to the first day of such Interest Period multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the Statutory Reserve Percentage.

                  "PIBOR Reference Banks" means the principal Paris office of each of the Administrative Agent and Societe Generale, or such other Lender or Lenders as from time to time may be agreed upon between the Borrowers and the Administrative Agent.

                  "Plan" shall mean any Pension Plan or Welfare Plan.

                  "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective.

                  "Pro Rata Percentage" of any Lender at any time shall mean the percentage of the aggregate Available Revolving Credit Commitments represented by such Lender's Available Revolving Credit Commitment.

                  "Register" shall have the meaning given such term in Section 10.04(d).

                  "Regulation G" shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment.

                  "Remedial Action" means (a) "remedial action" as such term is defined in CERCLA, 42 USC. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the Environment; or (iii) perform studies and investigations in connection with, or as a precondition to, (i) or
(ii) above.

                  "Reportable Event" shall mean any reportable event as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414).

                  "Required Lenders" shall mean, at any time, Lenders having Revolving Credit Commitments representing more than 50% of the sum of all Revolving Credit Commitments or, for purposes of acceleration pursuant to
Section 7.03, Lenders having Revolving Credit Exposures and Competitive Loan Exposures representing more than 50% of the sum of the Aggregate Revolving Credit Exposure and Competitive Loan Exposure.

                  "Requirement of Law" shall mean, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

                  "Responsible Officer" of any corporation, partnership or other entity shall mean any executive officer or Financial Officer of such corporation, partnership or other entity and any other officer or similar official thereof responsible for the administration of the obligations of such corporation, partnership or other entity in respect of this Agreement.

                  "Revaluation Date" shall mean, with respect to an Alternative Committed Currency Loan, the last day of each Interest Period with respect to such Loan (and if such day is not a Business Day, then the day the applicable interest payment would be due pursuant to the last two sentences of Section 2.14(a)).

                  "Revolving Credit Borrowing" shall mean a Borrowing comprised of Revolving Loans.

                  "Revolving Credit Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder in an aggregate principal amount (with respect to Alternative Committed Currency Loans, as measured by the aggregate Assigned Dollar Value of such Loans) at any time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01, as the same may be reduced from time to time pursuant to the provisions of this Agreement.

                  "Revolving Credit Commitment Period" shall mean the period from and including the date hereof to but not including the Revolving Credit Maturity Date or any earlier date on which the Revolving Credit Commitments to make Revolving Loans pursuant to Section 2.01 shall terminate as provided herein.

                  "Revolving Credit Exposure" shall mean, with respect to any Lender at any time, the sum of (a) the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender denominated in Dollars, plus
(b) the Assigned Dollar Value at such time of the aggregate principal amount of all outstanding Alternative Committed Currency Loans of such Lender, plus (c) such Lender's

Commitment Percentage of the aggregate principal amount at such time of all outstanding Swingline Loans.

                  "Revolving Credit Maturity Date" shall mean
February 4, 2002.

                  "Revolving Loans" shall mean the revolving loans made by the Lenders to the Borrowers pursuant to
Section 2.01.  Each Revolving Loan shall be a Eurocurrency
Revolving Loan or an ABR Loan.

                  "S&P" shall mean Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

                  "Significant Subsidiary" shall mean each Subsidiary of CCSC that has assets which represent at least 2%, or, during the effectiveness of a Significant Subsidiary Election Notice, 5% of the consolidated assets of CCSC and its Subsidiaries as of the last day of the Fiscal Year of CCSC preceding the date as of which any such determination is made, as reflected on the financial statements of CCSC, and each Subsidiary of CCSC designated by CCSC as a Significant Subsidiary pursuant to Section 5.07.

                  "Significant Subsidiary Election Notice" shall mean a notice delivered by CCSC to the Administrative Agent substantially in the form of Exhibit E.

                  "Spot Exchange Rate" shall mean, on any day, (a) with respect to any Alternative Currency in relation to Dollars, the spot rate at which Dollars are offered on such day for such Alternative Currency which appears on page FXFX of the Reuters Screen at approximately 11:00 a.m., London time (and if such spot rate is not available on the applicable page of the Reuters Screen, such spot rate as quoted by Chase Manhattan International Limited at approximately 11:00 a.m., London time), (b) with respect to Dollars in relation to any specified Alternative Currency, the spot rate at which such specified Alternative Currency is offered on such day for Dollars which appears on page FXFX of the Reuters Screen at approximately 11:00 a.m., London time (and if such spot rate is not available on the applicable page of the Reuters Screen, such spot rate as quoted by Chase Manhattan International Limited at approximately 11:00 a.m., London time). For purposes of determining the Spot Exchange Rate in connection with an Alternative Currency Borrowing, such Spot Exchange Rate shall be determined as of the Denomination Date for such

Borrowing with respect to transactions in the applicable Alternative Currency that will settle on the date of such Borrowing.

                  "Statutory Reserve Percentage" shall mean, for any day, that percentage (expressed as a decimal), established by the Board or any successor Governmental Authority for determining the maximum reserve requirement (including any marginal, special, emergency or supplemental reserves) for Eurocurrency Liabilities (as defined in Regulation D) if applicable due to any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of the Board or any successor Governmental Authority. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Subsidiary" means, with respect to any Person, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person, (ii) any partnership of which more than 50% of the outstanding partnership interests having the power to act as a general partner of such partnership (irrespective of whether at the time any partnership interests other than general partnership interests of such partnership shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person; provided with respect to partnerships in which CCSC directly or indirectly owns a partnership interest, such partnership shall not be deemed to be a Subsidiary of CCSC unless such partnership's primary assets consist of the capital stock of corporate Subsidiaries of CCSC or (iii) any other legal entity the accounts of which would be consolidated with those of such Person on a consolidated balance sheet of such Person prepared in accordance with GAAP. Unless otherwise indicated, when used in this Agreement, the term "Subsidiary" shall refer to a Subsidiary of CCSC.

                  "Subsidiary Borrower" shall mean each Subsidiary (i) which has been designated as such by CCSC in a Subsidiary Borrower Notice and Designation and (ii) whose designation as a Subsidiary Borrower has not been terminated pursuant to Section 4.02(d).

                  "Subsidiary Borrower Closing Certificate" shall mean a certificate substantially in the form of Exhibit G.

                  "Subsidiary Borrower Notice and Designation" shall mean a notice and designation, substantially in the form of Exhibit F, delivered by CCSC, and received and consented to by the Administrative Agent, and which shall identify a Subsidiary Borrower.

                  "Subsidiary Borrower Obligations" shall mean, with respect to each Subsidiary Borrower, the unpaid principal of and interest on (including interest accruing after the maturity of the Loans made to such Subsidiary Borrower and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Subsidiary Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans made to such Subsidiary Borrower and all other obligations and liabilities of such Subsidiary Borrower to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement or any other document made, delivered or given in connection herewith, whether on account of principal, interest, fees, indemnities, costs or expenses (including, without limitation, all fees, charges and disbursements of counsel (including the allocated costs of internal counsel) that are required to be paid by such Subsidiary Borrower to the Administrative Agent or to any Lender pursuant to this Agreement) or otherwise.

                  "Swingline Borrower" shall mean any Borrower to which Swingline Loans are made.

                  "Swingline Commitment" shall mean the commitment of the Swingline Lender to make loans pursuant to Section 2.04.

                  "Swingline Lender" shall mean The Chase Manhattan Bank, in its capacity as lender of Swingline Loans.

                  "Swingline Loan" shall have the meaning assigned to such term in Section 2.04(a).

                  "Taxes" shall have the meaning assigned to such term in Section 2.17.

                  "Total Capitalization" shall mean, on any date of determination, the sum of (i) all Indebtedness of CCSC and its Subsidiaries on a consolidated basis and (ii) the amount, determined on a consolidated basis, in the capital stock account (including preferred stock when outstanding) plus (or minus in the case of a deficit) the additional paid-in capital and retained earnings of CCSC and its Subsidiaries, and in any event, net of the value of treasury stock in such capital stock account, plus accounting liabilities for post-retirement benefits (FAS 106) and post- employment benefits (FAS 112) net of changes for income tax (FAS 109).

                  "Total Revolving Credit Commitment" shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time.

                  "Transactions" shall mean the execution, delivery and performance by each Borrower of each of the Loan Documents and the borrowings hereunder.

                  "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the LIBO Rate, the PIBO Rate, the Alternate Base Rate and the fixed percentage rate per annum applicable to any Fixed Rate Loan.

                  "U.K. Borrower" shall mean a Borrower that is a company organized under the laws of any of the jurisdictions of the United Kingdom.

                  "Unrefunded Swingline Loans" shall have the meaning assigned thereto in Section 2.04(c).

                  "Unrestricted Subsidiary" shall mean any
Subsidiary designated as an Unrestricted Subsidiary by CCSC at the time of delivery of the Compliance Certificate

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                                                                             28

pursuant to Section 5.01(c) (it being understood that any such designation may be changed in respect of subsequent Fiscal Quarters) (i) which is organized under the laws of any foreign country and (ii) the assets of which, together with the assets of all other Unrestricted Subsidiaries, comprise not more than 50% of all assets of CCSC and its Subsidiaries.

                  "Weekly Eurocurrency Borrowing" shall mean a Revolving Credit Borrowing comprised of Weekly Eurocurrency
Loans.

                  "Weekly Eurocurrency Loan" shall have the meaning specified in Section 2.01(c).

                  "Welfare Plan" means a "welfare plan", as such term is defined in section 3(1) of ERISA.

                  SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with the covenants contained in Article VI, all accounting terms herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP as in effect on the date of this Agreement and applied on a basis consistent with the application used in the financial statements referred to in Section 3.05.


ARTICLE II.  THE CREDITS

                  SECTION 2.01.  Credit Commitments.  (a)  Subject
to the terms and conditions hereof, each Lender severally agrees to make Revolving Loans in Dollars or one or more Alternative Committed Currencies to any of CCSC or any Subsidiary Borrower from time to time during the Revolving Credit Commitment Period. During the Revolving Credit Commitment Period each Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. Notwithstanding anything to the contrary contained in this Agreement, in no event may Revolving Loans be borrowed under this Article II if, after giving effect thereto (and to any concurrent repayment or prepayment of Loans), (i) the sum of the Aggregate Revolving Credit Exposure and the aggregate Competitive Loan Exposure would exceed the Total Revolving Credit Commitment then in effect, (ii) the Revolving Credit Exposure of any Lender would exceed such Lender's Revolving Credit Commitment, (iii) the Assigned Dollar Value of all outstanding Alternative Committed Currency Loans denominated in French Francs would exceed $1,000,000,000, (iv) the Assigned Dollar Value of all outstanding Alternative Committed Currency Loans denominated in Deutschemarks would exceed $500,000,000,
(v) the Assigned Dollar Value of all outstanding Alternative Committed Currency Loans denominated in British Pounds Sterling would exceed $1,000,000,000 or (vi) the Assigned Dollar Value of all outstanding Alternative Committed Currency Loans would exceed $1,500,000,000.

                  (b) The Revolving Loans may from time to time be (i) Eurocurrency Loans denominated in Dollars or an Alternative Committed Currency,
(ii) ABR Loans denominated in Dollars or (iii) a combination thereof, as determined by the relevant Borrower and notified to the Administrative Agent in accordance with Sections 2.02 and 2.03; provided that no Revolving Loan shall be made as or converted to a Eurocurrency Loan after the day that is one month prior to the Revolving Credit Maturity Date.

                  (c) A Eurocurrency Revolving Loan may have an interest Period of 1, 2 or 3 weeks (a "Weekly Eurocurrency Loan"); provided that, except with respect to any Loans made on the Closing Date, CCSC shall certify to the Administrative Agent that CCSC reasonably believes that such Loan, which is converted or continued pursuant to Section 2.03, or made pursuant to a Borrowing Request, will be repaid in full pursuant to Section 2.05 on or before the end of such Interest Period in connection with (i) a refinancing of the outstanding balance of such Loan other than pursuant to this Agreement or (ii) the sale of equity securities of CCSC, the proceeds of which will be used to repay the Loan pursuant to Section 2.05.

                  SECTION 2.02. Procedure for Revolving Credit Borrowing; Assigned Dollar Values. (a) Each Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day; provided that such Borrower shall give the Administrative Agent notice (a "Borrowing Request") which notice must be received by the Administrative Agent prior to (a) 11:00 a.m., London time, three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Loans are to be initially Eurocurrency Loans or (b) 10:00 a.m., New York City time, on the Business Day prior to the requested Borrowing Date, if all of the requested Revolving Loans are to be initially ABR Loans. The Borrowing Request for each Borrowing shall specify (i) the amount to be borrowed as measured in Dollars,
(ii) the requested Borrowing Date, (iii) whether the Borrowing is to be of Eurocurrency Loans or ABR Loans, (iv) if the Borrowing is to be of Eurocurrency Loans, the length of the initial Interest Period therefor and (v) if the Borrowing is to be a Eurocurrency Borrowing, whether it is to be denominated in either Dollars or a specified Alternative Committed Currency.

                  (b) Each Borrowing under the Revolving Credit Commitments shall be in a minimum aggregate principal amount of the lesser of (i) $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) the aggregate amount of the then Available Revolving Credit Commitments. Subject to Section 2.13, Loans specified as an Alternative Committed Currency Borrowing shall be made in the Alternative Committed Currency specified in the applicable Borrowing Request in an aggregate amount equal to the Alternative Currency Equivalent of the Dollar amount specified in such Borrowing Request (as determined by the Administrative Agent based upon the applicable Spot Exchange Rate as of the Denomination Date for such Borrowing (which determination shall be conclusive absent manifest error)); provided, however, that for purposes of clauses (i) and
(ii) above, each Alternative Committed Currency Loan shall be deemed to be in a principal amount equal to its Assigned Dollar Value.

                  (c) With respect to each Alternative Currency Loan (whether such Loan is a Revolving Loan or a Competitive Loan), its "Assigned Dollar Value" shall mean the following:

                  (i) the Dollar Equivalent thereof (as determined by the Administrative Agent based upon the applicable Spot Exchange Rate as of the Denomination Date for such Loan (which determination shall be conclusive absent manifest error)) unless and until adjusted pursuant to the following clause (ii), and

                  (ii) if, as of any Revaluation Date, the Dollar Equivalent of such Alternative Currency Loan (as determined by the Administrative Agent based upon the applicable Spot Exchange Rate as of the date that is three Business Days before such Revaluation Date (which determination shall be conclusive absent manifest error)) would be at least 5% more, or 5% less, than the "Assigned Dollar Value" thereof at the time, then on and after such Revaluation Date the "Assigned Dollar Value" of such Loan shall be adjusted to be the Dollar Equivalent thereof determined based on the Spot Exchange Rate that gave rise to such adjustment (subject to further adjustment in accordance with this clause (ii) thereafter). The Assigned Dollar Value of an Alternative Currency Borrowing shall equal the aggregate Assigned Dollar Value of each Alternative Currency Loan included in such Borrowing plus the aggregate principal amount of any Loans denominated in Dollars included in such Borrowing.

                  (d) Upon receipt of a Borrowing Request from any Borrower, the Administrative Agent shall promptly notify each Lender of the requested currency and aggregate amount (in both the requested currency and Dollars) of such Borrowing and of the amount (in both the requested currency and Dollars) of such Lender's pro rata portion thereof, which shall be based on the respective Available Revolving Credit Commitments of all the Lenders. Each Lender will make the amount of its pro rata portion of each such Borrowing available to the Administrative Agent for the account of the relevant Borrower at (i) in the case of an Alternative Committed Currency Borrowing, the London office of the Administrative Agent specified in Section 10.01 prior to 11:00 a.m., London time, and (ii) in the case of a Revolving Credit Borrowing denominated in Dollars, the New York office of the Administrative Agent specified in Section
10.01 prior to 10:00 a.m., New York City time, on the Borrowing Date requested by such Borrower in funds immediately available to the Administrative Agent and, subject to Section 2.13, denominated in the requested currency. Amounts so received by the Administrative Agent will promptly be made available to the relevant Borrower by the Administrative Agent crediting the account of such Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent; provided that if on the Borrowing Date of any Revolving Loans to be made to any Borrower, any Swingline Loans made to such Borrower shall be then outstanding, the proceeds of such Revolving Loans shall first be applied to pay in full such Swingline Loans, with any remaining proceeds to be made available to such Borrower as provided above.

                  SECTION 2.03. Conversion and Continuation Options for Revolving Loans. (a) Each Borrower may elect from time to time to convert (i) Eurocurrency Revolving Loans denominated in Dollars to ABR Loans, by giving the Administrative Agent prior notice of such election not later than 10:00 a.m., New York City time, on the Business Day prior to a requested conversion or (ii) ABR Loans to Eurocurrency Revolving Loans by giving the Administrative Agent prior notice of such election not later than 11:00 a.m., London time, three Business Days prior to a requested conversion; provided that if any such conversion of Eurocurrency Loans is made other than on the last day of an Interest Period with respect thereto, such Borrower shall pay any amounts due to the Lenders pursuant to Section 2.18 as a result of such conversion. Any such notice of conversion to Eurocurrency Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of the outstanding Eurocurrency Revolving Loans or ABR Loans may be converted as provided herein; provided that (i) no Loan may be converted into a Eurocurrency Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined that such a conversion is not appropriate and (ii) no Loan may be converted into a Eurocurrency Loan after the date that is one month prior to the Revolving Credit Maturity Date. Notwithstanding the foregoing, a Borrower may not elect to convert the currency in which any Loan is denominated; however, subject to the terms of Section 2.01 and Section 2.04, a Borrower may elect to prepay a Loan and refinance the amount of such Loan in another currency.

                  (b) Any Eurocurrency Revolving Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the relevant Borrower giving prior notice to the Administrative Agent, not later than 11:00 a.m., London time, three Business Days prior to a requested continuation setting forth the length of the next Interest Period to be applicable to such Loans; provided that no Eurocurrency Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined that such a continuation is not appropriate, (ii) after the date that is one month prior to the Revolving Credit Maturity Date or (iii) if, after giving effect thereto,
Section 2.04 would be contravened; and provided further, that if such Borrower shall fail to give any required notice as described above in this Section 2.03 or if such continuation is not permitted pursuant to the preceding proviso (or clause (ii) of the preceding proviso, in the case of Alternative Committed Currency Loans), then (A) in the case of Alternative Committed Currency Loans, such Loans shall continue as Eurocurrency Loans bearing interest at a rate determined by reference to the LIBO Rate or the PIBO Rate, as the case may be, with an Interest Period of one month commencing on the last day of the then current Interest Period or (B) in the case of Revolving Loans denominated in Dollars, such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period (in which case the Administrative Agent shall notify CCSC of such conversion).

                  (c) This Section shall not apply to Competitive
Loans or Swingline Loans.

                  SECTION 2.04. Swingline Loans. (a) Subject to the terms and conditions hereof, the Swingline Lender agrees to make swingline loans in Dollars (individually, a "Swingline Loan" and collectively, the "Swingline Loans") to any Borrower from time to time during the Revolving Credit Commitment Period in accordance with the procedures set forth in this Section 2.04, provided, that (i) the aggregate principal amount of all Swingline Loans shall not exceed $100,000,000 at any one time outstanding, (ii) the principal amount of any borrowing of Swingline Loans may not exceed the aggregate amount of the Available Revolving Credit Commitments of all Lenders immediately prior to such borrowing or result in the sum of the Aggregate Revolving Credit Exposure and the Competitive Loan Exposure then outstanding exceeding the aggregate Revolving Credit Commitments then in effect, and (iii) in no event may Swingline Loans be borrowed hereunder if (x) an Event of Default or Event of Termination shall have occurred and be continuing and (y) such Event of Default or Event of Termination shall not have been subsequently cured or waived. Amounts borrowed by any Swingline Borrower under this Section 2.04 may be repaid and, up to but excluding the Revolving Credit Maturity Date, reborrowed. All Swingline Loans shall at all times be ABR Loans. The relevant Swingline Borrower shall give the Administrative Agent notice of any Swingline Loan requested hereunder (which notice must be received by the Administrative Agent prior to 11:00 a.m., New York City time, on the requested Borrowing Date) specifying (A) the amount to be borrowed, and (B) the requested Borrowing Date. Upon receipt of such notice, the Administrative Agent shall promptly notify the Swingline Lender of the aggregate amount of such borrowing. Not later than 1:00 p.m., New York City time, on the Borrowing Date specified in such notice the Swingline Lender shall make such Swingline Loan available to the Administrative Agent for the account of the relevant Swingline Borrower at the office of the Administrative Agent set forth in Section 10.01 in funds immediately available to the Administrative Agent. Amounts so received by the Administrative Agent will promptly be made available to the relevant Swingline Borrower by the Administrative Agent crediting the account of such Swingline Borrower on the books of such office with the amount made available to the Administrative Agent by the Swingline Lender and in like funds as received by the Administrative Agent. Each borrowing pursuant to this
Section 2.04 shall be in a minimum principal amount of $1,000,000 or an integral multiple of $100,000 in excess thereof.

                  (b) Notwithstanding the occurrence of any Event of Default or Event of Termination or noncompliance with the conditions precedent set forth in
Article IV or the minimum borrowing amounts specified in Section 2.02, if any Swingline Loan shall remain outstanding at 10:00 a.m., New York City time, on the fifth Business Day following the Borrowing Date thereof and if by such time on such fifth Business Day the Administrative Agent shall have received neither
(i) a notice of borrowing delivered by the relevant Swingline Borrower pursuant to Section 2.02 requesting that Revolving Loans be made pursuant to Section 2.01 on the immediately succeeding Business Day in an amount at least equal to the aggregate principal amount of such Swingline Loan, nor (ii) any other notice satisfactory to the Administrative Agent indicating such Swingline Borrower's intent to repay such Swingline Loan on the immediately succeeding Business Day with funds obtained from other sources, the Administrative Agent shall be deemed to have received a notice from such Swingline Borrower pursuant to Section 2.02 requesting that ABR Loans be made pursuant to Section 2.01 on such immediately succeeding Business Day in an amount equal to the amount of such Swingline Loan, and the procedures set forth in Section 2.02 shall be followed in making such ABR Loans, provided, that for the purposes of determining each Lender's Pro Rata Percentage with respect to such Borrowing, the Swingline Loan to be repaid with the proceeds of such borrowing shall be deemed to not be outstanding. The proceeds of such ABR Loans shall be applied to repay such Swingline Loan.

                  (c) If, for any reason, ABR Loans may not be, or are not, made pursuant to paragraph (b) of this Section 2.04 to repay any Swingline Loan as required by such paragraph, effective on the date such ABR Loans would otherwise have been made, each Lender severally, unconditionally and irrevocably agrees that it shall, without regard to the occurrence of any Default, purchase a participating interest in such Swingline Loan ("Unrefunded Swingline Loan") in an amount equal to the amount of the ABR Loan which would otherwise have been made by such Lender pursuant to paragraph (b) of this Section 2.04. Each Lender will immediately transfer to the Administrative Agent, in immediately available funds, the amount of its participation, and the proceeds of such participations shall be distributed by the Administrative Agent to the Swingline Lender. All payments by the Lenders in respect of Unrefunded Swingline Loans and participations therein shall be made in accordance with Section 2.14.

                  (d) Notwithstanding the foregoing, a Lender shall not have any obligation to acquire a participation in a Swingline Loan pursuant to the foregoing paragraphs if an Event of Default or Event of Termination shall have occurred and be continuing at the time such Swingline Loan was made and such Lender shall have notified the Swingline Lender in writing, at least one Business Day prior to the time such Swingline Loan was made, that such Event of Default or such Event of Termination has occurred and that such Lender will not acquire participations in Swingline Loans made while such Event of Default or such Event of Termination is continuing.

                  SECTION 2.05. Prepayments of Loans. (a) Optional Prepayments. Each Borrower may at any time and from time to time prepay the Loans (subject, in the case of Eurocurrency Loans and Fixed Rate Loans to compliance with the terms of Section 2.18), in whole or in part, without premium or penalty, upon irrevocable notice to the Administrative Agent not later than (x) in the case of an Alternative Currency Loan, 12:00 noon, London time, three Business Days prior to the date of such prepayment, and (y) in the case of a Loan denominated in Dollars, 12:00 noon, New York City time, two Business Days prior to the date of such prepayment, specifying (i) the date and amount of prepayment, (ii) whether the prepayment is of Eurocurrency Loans, ABR Loans, Fixed Rate Loans or a combination thereof (including in the case of Eurocurrency Loans or Fixed Rate Loans, the Borrowing to which such prepayment is to be applied and, if of a combination thereof, the amount allocable to each), provided that notice of any prepayment of Swingline Loans may be delivered to the Administrative Agent as late as, but no later than, 1:00 p.m., New York City time, on the date of such prepayment, and (iii) whether the prepayment is of Alternative Currency Loans. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Loans (other than Swingline Loans) shall be in an aggregate principal amount of $5,000,000 (or the equivalent based upon Assigned Dollar Values) or a whole multiple of $1,000,000 (or the equivalent based upon Assigned Dollar Values) in excess thereof (or, if less, the remaining outstanding principal amount thereof). Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof (or, if less, the remaining outstanding principal amount thereof).

                  (b) Required Prepayments. In the event that as of any Revaluation Date in respect of an Alternative Currency Borrowing the Assigned Dollar Value thereof shall either increase or decrease, then (i) on or prior to such Revaluation Date, the Administrative Agent shall notify CCSC and the Lenders of the amount of increase or decrease and the sum of the resulting Aggregate Revolving Credit Exposure and Competitive Loan Exposure and (ii) in the case of an increase, if the sum of the resulting Aggregate Revolving Credit Exposure and the Competitive Loan Exposure would exceed the Total Revolving Credit Commitment after giving effect to such increase, then CCSC shall, on the date such increase becomes effective, either
(A) cause the Borrower in respect of such Alternative Currency Borrowing to repay or prepay a portion thereof in an amount sufficient to reduce the Assigned Dollar Value of such Borrowing to an amount equal to the Assigned Dollar Value thereof before giving effect to such increase or (B) otherwise prepay or cause to be prepaid Loans in an amount sufficient to reduce the sum of the Aggregate Revolving Credit Exposure and the Competitive Loan Exposure, after giving effect to such increase, to an amount less than or equal to the Total Revolving Credit Commitment.

                  SECTION 2.06. The Competitive Loans. Subject to the terms and conditions of this Agreement, each Borrower may borrow Competitive Loans in Dollars or an Alternative Currency from time to time during the Competitive Loan Borrowing Period on any Business Day, provided, that in no event may Competitive Loans be borrowed hereunder if, after giving effect thereto, the sum of the Aggregate Revolving Credit Exposure and the aggregate Competitive Loan Exposure then outstanding would exceed the Total Revolving Credit Commitment then in effect. Within the limits and on the conditions hereinafter set forth with respect to Competitive Loans, each Borrower from time to time may borrow, repay and reborrow Competitive Loans.

                  SECTION 2.07. Procedure for Competitive Loan Borrowing. (a) The relevant Borrower shall request Competitive Loans by delivering a Competitive Bid Request to the Administrative Agent, not later than (i) 11:00 a.m., London time, three Business Days prior to the proposed Borrowing Date (in the case of a Eurocurrency Competitive Borrowing), (ii) not later than 11:00 a.m., London time, two Business Days prior to the proposed Borrowing Date (in the case of a Fixed Rate Borrowing denominated in an Alternative Currency) and
(iii) not later than 10:00 a.m., New York City time, one Business Day prior to the proposed Borrowing Date (in the case of a Fixed Rate Borrowing denominated in Dollars). Each Competitive Bid Request may solicit bids for Competitive Loans in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof (based on the Assigned Dollar Amount thereof, in the case of Alternative Currency Loans) and having not more than three alternative Interest Periods. The Administrative Agent shall notify each Lender promptly by facsimile transmission of the contents of each Competitive Bid Request received by the Administrative Agent.

                  (b) In the case of a Competitive Bid Request for Eurocurrency Borrowings, upon receipt of notice from the Administrative Agent of the contents of such Competitive Bid Request, each Lender may elect, in its sole discretion, to offer irrevocably, subject to Article IV, to make one or more Competitive Loans at the LIBO Rate plus or minus the Margin determined by such Lender in its sole discretion for each such Competitive Loan. Any such irrevocable offer shall be made by delivering a Competitive Bid to the Administrative Agent, before 4:00 p.m., London time (or the equivalent time in New York City), on the day that is three Business Days before the proposed Borrowing Date, setting forth:

                  (i) the maximum amount of Competitive Loans for each Interest Period and currency and the aggregate maximum amount of Competitive Loans for all Interest Periods and currencies, which such Lender would be willing to make (which amounts may, subject to Section 2.06, exceed such Lender's Revolving Credit Commitment), expressed in Dollars; and

                (ii) the Margin above or below the LIBO Rate at which such Lender is willing to make each such Competitive Loan.

The Administrative Agent shall advise the relevant Borrower before 4:30 p.m., London time (or the equivalent time in New York City), on the date which is three Business Days before the proposed Borrowing Date of the contents of each such Competitive Bid received by it. If the Administrative Agent, in its capacity as a Lender, shall elect, in its sole discretion, to make any such Competitive Bid, it shall advise the relevant Borrower of the contents of its Competitive Bid before 3:30 p.m., London time (or the equivalent time in New York City), on the date which is three Business Days before the proposed Borrowing Date.

                  (c) In the case of a Competitive Bid Request for Fixed Rate Borrowings, upon receipt of notice from the Administrative Agent of the contents of such Competitive Bid Request, each Lender may elect, in its sole discretion, to offer irrevocably, subject to Article IV, to make one or more Competitive Loans at a rate of interest determined by such Lender in its sole discretion for each such Competitive Loan. Any such irrevocable offer shall be made by delivering a Competitive Bid to the Administrative Agent before 4:00 p.m., London time (or the equivalent time in New York City), on the second Business Day prior to the proposed Borrowing Date, in the case of Fixed Rate Loans to be made in an Alternative Currency, or before 3:30 p.m., London time (or the equivalent time in New York City), on the proposed Borrowing Date, in the case of Fixed Rate Loans to be made in Dollars, in each case setting forth:

                  (i) the maximum amount of Competitive Loans for each Interest Period and currency and the aggregate maximum amount for all Interest Periods and currencies, which such Lender would be willing to make (which amounts may, subject to Section 2.06, exceed such Lender's Revolving Credit Commitment), expressed in Dollars; and

                (ii) the rate of interest at which such Lender is willing to make each such Competitive Loan.

The Administrative Agent shall advise the relevant Borrower before 4:30 p.m., London time (or the equivalent time in New York City), on the second Business Day prior to the proposed Borrowing Date, in the case of Fixed Rate Loans to be made in an Alternative Currency, or before 10:00 a.m., New York City time, on the proposed Borrowing Date, in the case of Fixed Rate Loans to be made in Dollars, of the contents of each such Competitive Bid received by it. If the Administrative Agent, in its capacity as a Lender, shall elect, in its sole discretion, to make any such Competitive Bid, it shall advise the relevant Borrower of the contents of its Competitive Bid before 3:30 p.m., London time (or the equivalent time in New York City), on the second Business Day prior to the proposed Borrowing Date, in the case of Fixed Rate Loans to be made in an Alternative Currency, or before 3:15 p.m., London time (or the equivalent time in New York City), on the proposed Borrowing Date, in the case of Fixed Rate Loans to be made in Dollars.

                  (d) Before 4:45 p.m., London time (or the equivalent time in New York City), three Business Days before the proposed Borrowing Date (in the case of Eurocurrency Competitive Loans), before 4:45 p.m., London time (or the equivalent time in New York City), on the second Business Day prior to the proposed Borrowing Date (in the case of Fixed Rate Loans to be made in an Alternative Currency) and before 4:30 p.m., London time (or the equivalent time in New York City), on the proposed Borrowing Date (in the case of Fixed Rate Loans to be made in Dollars), the relevant Borrower, in its absolute discretion, shall:

                  (i) cancel (without fee or penalty) such Competitive Bid Request by giving the Administrative Agent telephone notice to that effect; or

                (ii) by giving telephone notice to the Administrative Agent (immediately confirmed by delivery to the Administrative Agent of a Competitive Loan Confirmation in writing or by facsimile transmission)(1) subject to the provisions of Section 2.07(e), accept one or more of the offers made by any Lender or Lenders pursuant to
         Section 2.07(b) or Section 2.07(c), as the case may be, of the amount of Competitive Loans for each relevant maturity date and (2) reject any remaining offers made by Lenders pursuant to Section 2.07(b) or Section 2.07(c), as the case may be.

                  (e) Each Borrower's acceptance of Competitive Loans in response to any Competitive Bid Request shall be subject to the following limitations:

                  (i) the amount of Competitive Loans accepted for each Interest Period specified by any Lender in its Competitive Bid shall not exceed the maximum amount for such Interest Period specified in such Competitive Bid;

                (ii) the aggregate amount of Competitive Loans accepted for all Interest Periods specified by any Lender in its Competitive Bid shall not exceed the aggregate maximum amount specified in such Competitive Bid for all such Interest Periods;

              (iii) a Borrower may not accept offers for Competitive Loans for any Interest Period in an aggregate principal amount in excess of the maximum principal amount requested in the related Competitive Bid Request; and

                (iv) if a Borrower accepts any of such offers,
         (1) it must accept such offers based solely upon pricing for such relevant Interest Period (including any amounts which shall be payable to the relevant Lender in respect of the relevant Competitive Loans pursuant to Section 2.16) and upon no other criteria whatsoever and (2) if (x) two or more Lenders submit offers for any Interest Period at identical pricing and such Borrower accepts any of such offers but does not wish to (or by reason of the limitations set forth in Section 2.06 or in this Section 2.07, cannot) borrow the total amount offered by such Lenders with such identical pricing, such Borrower shall accept offers from all of such Lenders in amounts allocated among them pro rata according to the amounts offered by such Lenders (or as nearly pro rata as shall be practicable after giving effect to the requirement that Competitive Loans made by a Lender on a Borrowing Date for each relevant Interest Period shall be in a principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof, based upon Assigned Dollar Value in the case of Alternative Currency Loans) or (y) a Lender submits offers for multiple Interest Periods specifying a maximum aggregate principal amount for all Interest Periods, and the relevant Borrower accepts offers from such Lender for more than one Interest Period, then such Borrower shall instruct the Administrative Agent how to apportion such Borrower's acceptances among such offers for different Interest Periods to the extent, if any, necessary to provide for acceptance of offers from such Lender equal to but not exceeding such specified maximum aggregate amount.

                  (f) If the relevant Borrower notifies the Administrative Agent that a Competitive Bid Request is canceled pursuant to Section 2.07(d)(i), the Administrative Agent shall give prompt telephone notice thereof to the Lenders.

                  (g) If the relevant Borrower accepts pursuant to Section 2.07(d)(ii) one or more of the offers made by any one or more Lenders, the Administrative Agent promptly shall notify each Lender which has made such a Competitive Bid of (i) the aggregate amount (as measured in Dollars and, in the case of an Alternative Currency Loan, in such Alternative Currency) of such Competitive Loans to be made on such Borrowing Date for each Interest Period and
(ii) the acceptance or rejection of any offers to make such Competitive Loans made by such Lender, and before 12:00 noon, New York City time, on the Borrowing Date specified in the applicable Competitive Bid Request, in the case of Competitive Loans denominated in Dollars, or before 5:00 p.m., London time, on such Borrowing Date, in the case of Competitive Loans denominated in an Alternative Currency, each Lender whose Competitive Bid has been accepted shall make available to the Administrative Agent at its New York office set forth in
Section 10.01 (in the case of Competitive Loans denominated in Dollars) or such other office or account of the Administrative Agent as it shall specify by notice to the applicable Lenders and Borrower and which shall be located in the country that is the issuer of the applicable currency (in the case of Competitive Loans denominated in an Alternative Currency) the amount of Competitive Loans to be made by such Lender, in immediately available funds and in the applicable currency. The Administrative Agent will make such funds available to the relevant Borrower as soon as practicable on such date at the Administrative Agent's aforesaid address. Subject to Section 2.13, Competitive Loans requested to be made in an Alternative Currency pursuant to a Competitive Bid Request shall be made in such Alternative Currency, in the aggregate amount equal to the Alternative Currency Equivalent of the Dollar amount of such Competitive Loans accepted pursuant to Section 2.07(d)(ii) (as determined by the Administrative Agent based upon the applicable Spot Exchange Rate as of the Denomination Date of such Borrowing, which determination shall be conclusive absent manifest error). As soon as practicable after each Borrowing Date, the Administrative Agent shall notify each Lender of the aggregate amount and currency of Competitive Loans advanced on such Borrowing Date, the respective Interest Periods thereof and the respective interest rates applicable thereto.

                  SECTION 2.08. Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the relevant Lenders (i) on the Revolving Credit Maturity Date (or such earlier date as the Loans become due and payable pursuant to Section 2.04, Section 2.05, Section 2.13, Section 2.15 or Article VII), the unpaid principal amount of each Revolving Loan and each Swingline Loan made to it by each such Lender, in the applicable currency of such Loan and (ii) on the Competitive Loan Maturity Date in respect thereof, the unpaid principal amount of each Competitive Loan made to it by each such Lender, in the applicable currency of such Loan. Each Borrower hereby further agrees to pay interest in immediately available funds (in the applicable currency of each Loan) at the applicable office of the Administrative Agent (as specified in Section 2.14(a)) on the unpaid principal amount of the Revolving Loans, Swingline Loans and Competitive Loans made to it from time to time from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.09.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to the appropriate lending office of such Lender resulting from each Revolving Loan, Swingline Loan and Competitive Loan made by such lending office of such Lender from time to time, including the applicable currency and amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement.

                  (c) The Administrative Agent shall maintain the Register pursuant to Section 10.04, and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the currency of each Revolving Loan, Swingline Loan and Competitive Loan made hereunder, the amount of each such Loan, the Type of each such Loan and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder in respect of each such Loan and (iii) the amount of any sum received by the Administrative Agent hereunder from each Borrower in respect of each such Loan and each Lender's share thereof.

                  (d) The entries made in the Register and accounts maintained pursuant to paragraphs (b) and (c) of this Section 2.08 and the Notes maintained pursuant to paragraph (e) of this Section 2.08 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of each Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of any Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

                  (e) The Loans made by each Lender to each Borrower shall, if requested by the applicable Lender (which request shall be made to the Administrative Agent), be evidenced by a single Note duly executed on behalf of such Borrower, in substantially the form attached hereto as Exhibit L, with the blanks appropriately filled, payable to the order of such Lender.

                  SECTION 2.09. Interest Rates and Payment Dates. (a) Each Eurocurrency Revolving Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days, except in the case of Revolving Loans denominated in British Pounds Sterling which shall bear interest computed on the basis of the actual number of days elapsed over a year of 365 days) for each day during each Interest Period with respect thereto at a rate per annum equal to:

                  (i) in the case of a Eurocurrency Revolving Loan denominated in British Pounds Sterling to a U.K. Borrower, (A) the LIBO Rate determined for such Interest Period, plus (B) the Applicable Percentage per annum, plus (C) MLA Cost; or

                (ii) in the case of a Eurocurrency Revolving Loan denominated in British Pounds Sterling to a Borrower that is not a U.K. Borrower, (A) the PIBO Rate, plus
         (B) the Applicable Percentage; or

              (iii) in the case of a Eurocurrency Revolving Loan denominated in Dollars or an Alternative Committed Currency other than British Pounds Sterling, (A) the LIBO Rate determined for such Interest Period, plus
         (B) the Applicable Percentage per annum.

                  (b) Each ABR Loan (including each Swingline Loan) shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate.

                  (c) Each Competitive Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days or, in the case of a Competitive Loan denominated in British Pounds Sterling, over a year of 365 days) for each day during the Interest Period with respect thereto at a rate per annum equal to (i) in the case of a Eurocurrency Competitive Loan, the LIBO Rate determined for such Interest Period plus (or minus, as applicable) the

Margin applicable to such Loan or (ii) in the case of a Fixed Rate Loan, the fixed rate of interest specified by the Lender making such Loan in its Competitive Bid.

                  (d) If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any Facility Fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity thereof or by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal (except as otherwise provided in clause (y) below), the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this
Section 2.09 plus 2% per annum or (y) in the case of principal of any Competitive Loan which remains overdue past the stated maturity date thereof, or any overdue interest, Facility Fee or other amount, the rate described in
Section 2.09(b) plus 2% per annum, in each case from the date of such nonpayment to (but excluding) the date on which such amount is paid in full (after as well as before judgment).

                  (e) If on any day (after giving effect to all borrowings and repayments of Loans on such day, if any) the Aggregate Revolving Credit Exposure exceeds $1,000,000,000 (the amount of such excess over $1,000,000,000 being referred to as the "Excess Amount"), then, in addition to the interest otherwise payable hereunder, interest shall accrue for such day on the Excess Amount at a rate per annum equal to 0.05%. Any incremental interest accrued by reason of this paragraph (e) is referred to herein as "Excess Amount Interest". All Excess Amount Interest shall be payable in Dollars or, at the Borrowers' option, in the currency in which the majority of the outstanding Loans comprising the Aggregate Revolving Credit Exposure is denominated. Liability for any Excess Amount Interest shall be allocated among the Borrowers in such proportions as CCSC shall determine.

                  (f) Interest shall be payable in arrears on each Interest Payment Date, provided that (i) Excess Amount Interest shall be payable in arrears on March 31, June 30, September 30 and December 31 and on the last day of the Revolving Credit Commitment Period and shall be allocated among the Lenders pro rata based upon their respective Revolving Credit Commitments (or, if the Revolving Credit Commitments have terminated, their respective Revolving Credit Exposures) and (ii) interest accruing pursuant to

Section 2.09(d) shall be payable from time to time on demand. Interest in respect of each Loan shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

                  SECTION 2.10. Computation of Interest. Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error.

                  SECTION 2.11. Fees. (a) CCSC agrees to pay a facility fee (a "Facility Fee") to each Lender, for which payment will be made in arrears through the Administrative Agent on the last day of March, June, September and December, and on the Facility Fee Termination Date (as defined below). The Facility Fee due to each Lender shall commence to accrue on the Closing Date and shall cease to accrue on the date (the "Facility Fee Termination Date") that is the later of (i) the date on which the Revolving Credit Commitment of such Lender shall be terminated as provided herein and (ii) the date after the end of the Revolving Credit Commitment Period on which the Borrowers repay in full all the Loans made by such Lender. The Facility Fee accrued to each Lender shall equal the Applicable Percentage per annum multiplied by such Lender's Facility Fee Average Daily Amount (as defined below) for the applicable quarter (or shorter period commencing on the Closing Date or ending with such Lender's Facility Fee Termination Date). A Lender's "Facility Fee Average Daily Amount" with respect to a calculation period shall equal the average daily amount during such period calculated using the daily amount of either (i) the Lender's Revolving Credit Commitment (whether used or unused) for any applicable days during the Lender's Revolving Credit Commitment Period or (ii) the Lender's Revolving Credit Exposure for any applicable days during the period subsequent to the Revolving Credit Commitment Period and ending on the Facility Fee Termination Date. All Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. CCSC shall pay all Facility Fees in Dollars.

                    (b) CCSC agrees to pay to the Administrative Agent the administrative and other fees separately agreed upon by CCSC and the Administrative Agent in the Commitment Letter to be payable to the Administrative Agent for its own account and the accounts of the other parties to the

Commitment Letter, payable at the times specified in the Commitment Letter (the "Agent Fees"). CCSC shall pay all Agent Fees in Dollars.

                    (c) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders and the parties to the Commitment Letter. Once paid, none of the Fees shall be refundable.

                  SECTION 2.12. Termination or Reduction of Revolving Credit Commitments. (a) CCSC shall have the right, upon one Business Day's notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments; provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any repayments of the Loans made on the effective date thereof, the sum of the Aggregate Revolving Credit Exposure and the Competitive Loan Exposure then outstanding would exceed the Total Revolving Credit Commitment then in effect. Any such reduction shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the Revolving Credit Commitments then in effect.

                  (b) CCSC shall pay to the Administrative Agent for the account of the Lenders, on the date of such termination or reduction, the Facility Fee on the amount of the Revolving Credit Commitments so terminated or reduced accrued to the date of such termination or reduction.

                  (c) Each reduction in the Revolving Credit Commitments shall reduce the Swingline Commitment by an equal percentage.

                  SECTION 2.13.  Inability to Determine Interest
Rate; Unavailability of Deposits; Inadequacy of Interest
Rate.  (a) If prior to 11:00 a.m., London time, two Business
Days before the first day of any Interest Period, including an initial Interest Period, for a requested Eurocurrency
Borrowing:

                  (i) the Administrative Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market generally, adequate and reasonable means do not exist for ascertaining the LIBO Rate or the PIBO Rate, as the case may be, for the currency in which any Eurocurrency Loan is denominated or the currency specified in the Borrowing Request for such Eurocurrency Borrowing (the "Applicable Currency") for such Interest Period, or

                  (ii) the Administrative Agent shall have received notice from the Required Lenders that the LIBO Rate or the PIBO Rate, as the case may be, determined or to be determined for such Interest Period for the Applicable Currency will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, then the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrowers and the Lenders by 12:00 noon, London time, on the same day. If such notice is given under clause (a)(i) or (a)(ii) above, then (x) no additional Eurocurrency Competitive Loans shall be made in the affected currency until such notice is withdrawn as provided below and (y) any affected Eurocurrency Revolving Loans shall not be converted or continued pursuant to
Section 2.03 or made pursuant to a Borrowing Request, as the case may be, except as follows:

                  (I) If the Borrowers so request, no later than 1:00 p.m., London time, on the same day, the affected Eurocurrency Revolving Loans shall be converted or continued pursuant to Section 2.03 or made pursuant to a Borrowing Request, as the case may be, but with an Interest Period of one month and the amount of interest payable in respect of any such Eurocurrency Revolving Loan shall be determined in accordance with the following provisions of this Section 2.13(a)(I):

                           (A) if the Administrative Agent so requires, within
                  five days of such notification the Administrative Agent and the Borrowers shall enter into negotiations with a view to agreeing on a substitute basis for determining the rate of interest (a "Substitute Interest Rate") which may be applicable to affected Eurocurrency Revolving Loans in the future and any such Substitute Interest Rate that is agreed shall take effect in accordance with its terms and be binding on each party hereto; provided that the Administrative Agent may not agree on any such Substitute

                  Interest Rate without the prior consent of each Required Lender;

                           (B) if no Substitute Interest Rate is agreed pursuant
                  to Section 2.13(a)(I)(A), any such Eurocurrency Revolving Loan converted, continued or made by the Lenders pursuant to
                  Section 2.13(a)(I) shall bear interest during the subsequent Interest Period at the rate per annum determined by the Administrative Agent pursuant to Section 2.09(a) except that in the place of the LIBO Rate or PIBO Rate, as the case may be, the Administrative Agent shall use the cost to the applicable Lender (as conclusively certified by such Lender to the Administrative Agent with a copy to the Borrowers and expressed as a rate per annum) of funding such Loan from whatever source it shall reasonably select; and

                           (C) if the Administrative Agent has required the
                  Borrower to enter into negotiations pursuant Section 2.13(a)(I)(A), the Administrative Agent may (acting on the instructions of the Required Lenders) declare that no further Eurocurrency Revolving Loans denominated in such currency shall be converted, continued or made unless a Substitute Interest Rate has been agreed by the Borrowers and the Administrative Agent within 30 days of the Administrative Agent having so required negotiations.

                  (II) Alternatively, if the Borrowers so request, no later than 1:00 p.m., London time, two Business Days prior to the first day of the applicable Interest Period, the affected Eurocurrency Revolving Loans shall be made in, or prepaid pursuant to Section 2.05 and reborrowed in, a currency permitted under Section 2.01 other than the Applicable Currency ("Another Currency") in an amount that is the Currency Equivalent of the Applicable Currency amount of the affected Eurocurrency Revolving Loans on the first day of such Interest Period. The provisions of clauses (a)(i) and (a)(ii) above shall apply to the proposed Loans in Another Currency (except that the time for notice by the Required Lenders under clause (a)(i) or (a)(ii) shall be 2:00 p.m., London time, on such day and the time for notice by the Administrative Agent to the Borrowers and the Lenders shall be 3:00 p.m., London time, on such day), and should the Administrative Agent give a notice under clause
         (a)(i) or (a)(ii) above with respect thereto, then, unless the Borrowers request by 10:00 a.m., London time, on the following Business Day for the affected Loans to be converted, continued or made pursuant to Section 2.13(a)(I), such Loans shall be converted, continued or made in accordance with paragraph (III) below.

                  (III) Alternatively, (i) if the Borrowers fail to request that the affected Eurocurrency Revolving Loans be converted, continued or made pursuant to either paragraph (I) or (II) above or (ii) under the conditions provided in paragraph (II) above for this paragraph (III) to apply, (x) any Eurocurrency Revolving Loans denominated in Dollars requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans denominated in Dollars that, on the first day of such Interest Period, were to have been converted to or continued as Eurocurrency Revolving Loans shall be continued as or converted to ABR Loans and (z) any Eurocurrency Revolving Loans that are Alternative Committed Currency Loans shall be prepaid on the first day of such Interest Period and, if such day is during the Revolving Credit Commitment Period, the Dollar Equivalent of such prepaid Loans may simultaneously therewith be reborrowed in Dollars as ABR Loans.

                  The Administrative Agent shall promptly withdraw such notice upon becoming aware that the circumstances giving rise thereto shall no longer exist. Until such notice has been withdrawn by the Administrative Agent, no further Eurocurrency Loans denominated in the affected currency shall be made or continued as such, nor shall any Borrower have the right (if the Applicable Currency is Dollars) to convert ABR Loans to Eurocurrency Loans denominated in the Applicable Currency, except as provided in Section 2.13(a)(I).

                  (b) If prior to 11:00 a.m., London time, two Business Days before the first day of an Interest Period for an Alternative Committed Currency Borrowing (including an initial Interest Period for a requested Alternative Committed Currency Borrowing) any Lender notifies the Administrative Agent and the Borrowers that, in its reasonable and considered opinion, it would be unable at any cost, by reason of circumstances affecting the relevant market generally, to obtain matching deposits in the Applicable Currency at the required time and in sufficient amounts to fund its affected Loan, then such Lender shall not be required to make or maintain a Revolving Loan in the Applicable Currency. In such case, the Borrowers may request, no later than 1:00 p.m., London time, on the same day, that the affected Loan be made in, or prepaid pursuant to Section 2.05 and simultaneously therewith reborrowed in, Another Currency in an amount that is the Currency Equivalent of the Applicable Currency amount of the affected Revolving Loan on the first day of such Interest Period. The first sentence of this clause (b) shall apply to the proposed Revolving Loan in Another Currency (except that the time for notice to the Administrative Agent and the Borrowers shall be 2:00 p.m., London time, on such day) and should any Lender give a notice under this clause (b) with respect thereto, or should the Borrowers fail to request a Revolving Loan in Another Currency, then such Lender shall instead (as described in Section 2.13(a)(III) above) make the affected Loan in, or the Borrower shall prepay the affected Loan pursuant to Section 2.05 and reborrow in, Dollars (an "Alternative Dollar Loan") on the first day of such Interest Period. The Administrative Agent shall, no later than 3:00 p.m., London time, on such day, inform the Borrower if any Alternative Committed Currency Loans are to be made in or prepaid and reborrowed in Dollars pursuant to this Section 2.13(b). A Eurocurrency Borrowing comprised of two different currencies pursuant to this Section 2.13(b) shall be referred to herein as a "Multicurrency Borrowing".

                  SECTION 2.14. Pro Rata Treatment and Payments. (a) Each reduction of the Revolving Credit Commitments of the Lenders shall be made pro rata according to the amounts of the Lenders' Commitment Percentages. Each payment (including each prepayment) by a Borrower on account of principal of and interest on Revolving Loans which are ABR Loans shall be made pro rata according to the respective outstanding principal amounts of such ABR Loans then held by the Lenders. Each payment (including each prepayment) by a Borrower on account of principal of and interest on Revolving Loans which are Eurocurrency Loans designated by a Borrower to be applied to a particular Eurocurrency Borrowing shall be made pro rata according to the respective outstanding principal amounts of such Eurocurrency Loans then held by the Lenders; provided that with respect to a single Multicurrency Borrowing payments made in the specific currency of Eurocurrency Loans that are part of such Multicurrency Borrowing shall be applied pro rata according to the outstanding principal amount of all Eurocurrency Loans included in such Multicurrency Borrowing that are denominated in such currency; provided further that if payments designated by the Borrower for a particular Multicurrency Borrowing are not denominated in the appropriate currencies required by the second succeeding sentence such that each Lender's Revolving Credit Exposure will be reduced pro rata in accordance with the Lenders' Commitment Percentages, then, the Administrative Agent shall convert a portion of such payments into the currencies required to so reduce each Lender's Revolving Credit Exposure pro rata after application of all such payments. Each payment (including each prepayment) by a Borrower on account of principal of and interest on Swingline Loans shall be made pro rata according to the respective outstanding principal amounts of the Swingline Loans or participating interests therein, as the case may be, then held by the relevant Lenders. All payments (including prepayments) to be made by a Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 10:00 a.m., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's New York office specified in Section 10.01, in the currency in which the applicable Obligation is denominated and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on Eurocurrency Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurocurrency Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

                  (b) Subject to Section 2.13, unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.14(b) shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the relevant Borrower, but without prejudice to any right or claim that such Borrower may have against such Lender.

                  SECTION 2.15. Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law, or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurocurrency Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurocurrency Loans, continue Eurocurrency Loans as such and convert ABR Loans to Eurocurrency Loans shall forthwith be suspended until such time as the making or maintaining of Eurocurrency Loans shall no longer be unlawful, (b) such Lender's Loans denominated in Dollars then outstanding as Eurocurrency Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law, and (c) such Lender's Eurocurrency Loans that are Alternative Currency Loans, if any, shall be prepaid on the respective last days of the then current Interest Periods with respect to such Loans (or within such earlier period as may be required by law).

                  SECTION 2.16.  Requirements of Law.  (a)  The
Borrowers agree to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, Eurocurrency Loans or Fixed Rate Loans, including, without limitation, by reason of any requirements imposed by the Board upon the making or funding of Eurocurrency Loans or Fixed Rate Loans. Such Lender shall promptly notify the Administrative Agent and CCSC in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable directly to such Lender within five days of CCSC's receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrowers.

                  (b) If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority after the date hereof affects or would affect the amount of capital required or expected to be maintained by any Lender and such Lender determines (in its sole and absolute discretion) that the rate of return on its capital as a consequence of its Revolving Credit Commitment or the Loans made by it or its participations in Swingline Loans is reduced to a level below that which such Lender could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to CCSC, the Borrowers shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrowers. In determining such amount, such Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

                  (c) No Lender shall be entitled to compensation under this
Section 2.16 for any costs incurred or reductions suffered with respect to any date that it has such costs unless it shall have notified CCSC that it will demand compensation for such costs or reductions under paragraph (a) or (b) above, as applicable, not more than 120 days after the later of (i) such date and (ii) the date on which it shall have become aware of such costs or reductions; provided that the foregoing shall in no way operate in derogation of the undertaking contained in the last sentence of this paragraph (c). Notwithstanding any other provision of this Section 2.16, no Lender shall demand compensation for any increased cost or reduction referred to above if it shall not at the time be the general policy or practice of such Lender to demand such compensation in similar circumstances under comparable provisions of other credit agreements. In the event that any Lender determines that any event or circumstance that will lead to a claim under this Section 2.16 has occurred or will occur, such Lender will use its best efforts to so notify CCSC; provided, that any failure to provide such notice shall in no way impair the rights of any Lender to demand and receive compensation under this Section 2.16, but without prejudice to any claims of CCSC for compensation for actual damages sustained as a result of any failure to observe this undertaking.

                  SECTION 2.17. Taxes. All payments by each Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority on the Administrative Agent or any Lender (or any assignee of such Lender or a participation holder or a change in designation of the lending office of a Lender (a "Transferee")), but excluding franchise taxes and taxes imposed on or measured by the recipient's net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by any Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then such Borrower will

                  (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                  (b) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and

                  (c) pay to the Administrative Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Administrative Agent or any Lender or Transferee with respect to any payment received by the Administrative Agent or such Lender or Transferee hereunder, the Administrative Agent or such Lender or Transferee may pay such Taxes and the applicable Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as shall be necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted.

                  If the Borrowers fail to pay any Taxes when due to the appropriate taxing authority or fail to remit to the Administrative Agent, for the account of the respective Lenders or Transferees, the required receipts or other required documentary evidence, the Borrowers shall indemnify the Lenders and Transferees for any incremental Taxes, interest, penalties or other costs (including attorneys' fees and expenses) that may become payable by any Lender or Transferee as a result of any such failure. For purposes of this Section 2.17, a distribution hereunder by the Administrative Agent to or for the account of any Lender or Transferee shall be deemed a payment by a Borrower.

                  Each Lender or Transferee that is organized under the laws of a jurisdiction other than the United States shall, on or prior to the date hereof (in the case of each Lender that is a party hereto on the date hereof) or on or prior to the date of any assignment or participation hereunder (in the case of a Transferee) and thereafter as reasonably requested from time to time by CCSC or the Administrative Agent, execute and deliver, if legally able to do so, to CCSC and the Administrative Agent one or more (as CCSC or the Administrative Agent may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 and Forms W-8 or Forms W-9 or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Lender or Transferee is exempt from or entitled to a reduced rate of, withholding or deduction of Taxes.

                  With respect to Obligations other than those specified in the immediately following paragraph, the Borrowers shall not be required to indemnify or to pay any additional amounts to any Lender or Transferee with respect to any Taxes pursuant to this Section 2.17 to the extent that (i) any obligation to withhold, deduct or pay amounts with respect to such Tax existed on the date such Lender or Transferee became a party to this Agreement (and, in such case, Borrowers may deduct and withhold such Tax from payments to such Lender or Transferee), or (ii) any Lender or Transferee fails to comply in full with the provisions of the immediately preceding paragraph (and, in such case, Borrowers may deduct and withhold all Taxes required by law as a result of such noncompliance from payments to such Lender or Transferee).

                  With respect to Loans not denominated in Dollars and Loans made to non-U.S. Subsidiaries, each relevant Lender or Transferee shall determine the extent to which obligations to withhold, deduct or pay amounts with respect to Taxes would exist on the date such Lender or Transferee would make such Loans and shall disclose to CCSC such determination. Based on such determination, the applicable Borrower shall either agree (i) to indemnify or pay any such additional amounts to each such Lender or Transferee pursuant to this Section 2.17 or (ii) that such Lender or Transferee shall not be obligated to make such Loans provided, however, that in the event of a change in law or regulation such additional amounts shall be adjusted to reflect such change.

                  Notwithstanding anything to the contrary in this Section 2.17, if the Internal Revenue Service determines that a Lender (or Transferee) is a conduit entity participating in a conduit financing arrangement as defined in
Section 7701(l) of the Code and the regulations thereunder and the relevant Borrower was not a participant to such arrangement (other than as a Borrower under this Agreement) (a "Conduit Financing Arrangement"), then (i) the Borrower shall have no obligation to pay additional amounts or indemnify the Lender or Transferee for any Taxes with respect to any payments hereunder to the extent the amount of such Taxes exceeds the amount that would have otherwise been withheld or deducted had the Internal Revenue Service not made such a determination and (ii) such Lender or Transferee shall indemnify the Borrowers in full for any and all taxes for which a Borrower is held directly liable under
Section 1461 of the Code by virtue of such Conduit Financing

Arrangement; provided that such Borrower (i) promptly forwards to the indemnitor an official receipt or other documentation satisfactorily evidencing such payment, (ii) shall contest such tax upon the reasonable request of the indemnitor and at such indemnitor's cost and (iii) shall pay to such indemnitor within 30 days any refund of such taxes (including interest thereon). Each Lender or Transferee represents that it is not participating in a Conduit Financing Arrangement.

                  No Lender shall be entitled to payment under this Section 2.17 unless it shall have notified the applicable Borrower that it will demand such payment not more than 120 days after the date on which it shall have become aware that it was entitled to such payment; provided that the foregoing shall in no way operate in derogation of the undertaking contained in the last sentence of this Section 2.17. Notwithstanding any other provision of this Section 2.17, no Lender shall demand any payment referred to above if it shall not at the time be the general policy or practice of such Lender to demand such compensation in similar circumstances under comparable provisions of other credit agreements. In the event that any Lender determines that any event or circumstance that will lead to a claim by it under this Section 2.17 has occurred or will occur, such Lender will use its best efforts to so notify CCSC; provided, that any failure to provide such notice shall in no way impair the rights of any Lender to demand and receive compensation under this Section 2.17, but without prejudice to any claims of CCSC for failure to observe this undertaking.

                  SECTION 2.18. Indemnity. In the event any Lender shall incur any loss or expense (including any loss (other than lost profit) or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a Eurocurrency Loan or a Fixed Rate Loan) as a result of any conversion of a Eurocurrency Loan to an ABR Loan or repayment or prepayment of the principal amount of any Fixed Rate Loan or Eurocurrency Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 2.03, 2.05, 2.08, 2.16 or 2.21 or otherwise, or any failure to borrow or convert any Fixed Rate Loan or Eurocurrency Loan after notice thereof shall have been given hereunder, whether by reason of any failure to satisfy a condition to such borrowing or otherwise; then, upon the written notice of such Lender to the applicable Borrower (with a copy to the Administrative Agent), such Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on such Borrower.

                  SECTION 2.19. Change of Lending Office. Each Lender (or Transferee) agrees that, upon the occurrence of any event giving rise to the operation of Section 2.15, 2.16 or 2.17 with respect to such Lender (or Transferee), it will, if requested by CCSC, use reasonable efforts (subject to overall policy considerations of such Lender (or Transferee)) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event, provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its respective lending offices to suffer no material economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 2.19 shall affect or postpone any of the obligations of any Borrower or the rights of any Lender (or Transferee) pursuant to Sections 2.15, 2.16 and 2.17.

                  SECTION 2.20. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against a Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans which at the time shall be due and payable as a result of which the unpaid principal portion of its Loans which at the time shall be due and payable shall be proportionately less than the unpaid principal portion of such Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in such Loans of such other Lender, so that the aggregate unpaid principal amount of such Loans and participations in such Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all such Loans as prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. Each Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by such Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to such Borrower in the amount of such participation.

                  SECTION 2.21. Assignment of Commitments Under Certain Circumstances. In the event that any Lender shall have delivered a notice or certificate pursuant to Section 2.13(b), 2.15 or 2.16, or the Borrowers shall be required to make additional payments to any Lender under Section 2.17, CCSC shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, (a) to replace such Lender with an assignee (in accordance with and subject to the restrictions contained in Section 10.04) approved by the Administrative Agent and the Swingline Lender (which approval shall not be unreasonably withheld), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 10.04) all its interests, rights and obligations under this Agreement to such assignee; provided, however, that no Lender shall be obligated to make any such assignment unless (i) such assignment shall not conflict with any law or any rule, regulation or order of any Governmental Authority and (ii) such assignee or the Borrowers shall pay to the affected Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Lender and participations in Swingline Loans held by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder (including, without limitation, any Facility Fees) or (b) to prepay all outstanding Loans of such Lender and participations in Swingline Loans held by such Lender, terminate the right or obligation of such Lender to make Loans and reduce the Total Revolving Credit Commitment by the amount of such Lender's Revolving Credit Commitment, so long as the amount of the remaining Revolving Credit Commitments after giving effect to such prepayment and termination exceeds the Aggregate Revolving Credit Exposure.


ARTICLE III.  REPRESENTATIONS AND WARRANTIES

                  In order to induce the Lenders and the Administrative Agent to enter into this Agreement and to extend credit hereunder and under the other Loan Documents, CCSC represents and warrants as follows:

                  SECTION 3.01. Organization, etc. CCSC is a corporation, and each of its Subsidiaries is a corporation, partnership or other form of legal entity, validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, is duly qualified to do business and is in good standing as a foreign corporation or foreign partnership (or comparable foreign qualification, if applicable, in the case of any other form of legal entity), as the case may be, in each jurisdiction where the nature of its business requires such qualification, except where the failure to so qualify will not have a Material Adverse Effect, and has full power and authority and holds all requisite material governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement and each other Loan Document to which it is a party and to own or hold under lease its property and to conduct its business substantially as currently conducted by it.

                  SECTION 3.02. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by each Borrower of this Agreement and each other Loan Document executed or to be executed by it are within each Borrower's corporate, partnership or comparable powers, as the case may be, have been duly authorized by all necessary corporate, partnership or comparable action, as the case may be, and do not

                  (a) contravene the Organic Documents of CCSC;

                  (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting CCSC; or

                  (c) result in, or require the creation or imposition of, any material Lien on any of CCSC's properties.

                  SECTION 3.03. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person is required for the due execution, delivery or performance by CCSC or the Subsidiary Borrowers of this Agreement or any other Loan Document. Neither CCSC nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  SECTION 3.04. Validity, etc. This Agreement constitutes, and each other Loan Document executed by each Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligation of such Borrower enforceable in accordance with its respective terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally and to general principles of equity.

                  SECTION 3.05. Financial Information. The consolidated balance sheets of CCSC and its Subsidiaries as of December 31, 1995, and September 30, 1996, and the related consolidated statements of earnings and cash flow of CCSC and its Subsidiaries, copies of which have been furnished to the Administrative Agent and each Lender, have been prepared in accordance with GAAP consistently applied, and present fairly in all material respects the consolidated financial condition of CCSC and its Subsidiaries as of the dates thereof and the results of their operations for the periods then ended (subject, in the case of the financial statements as of and for the period ended September 30, 1996, to normal year-end adjustments and to the absence of notes).

                  SECTION 3.06. No Material Adverse Change. Since the date of the later of the financial statements described in Section 3.05 there has been no material adverse change in the financial condition or results of operations of CCSC and its Subsidiaries taken as a whole.

                  SECTION 3.07. Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of any Borrower, threatened litigation, action, proceeding, or labor controversy affecting CCSC or any of its Subsidiaries, or any of their respective properties, businesses, assets or revenues, which will result in a Material Adverse Effect or which purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document or the transactions contemplated hereby or thereby.

                  SECTION 3.08. Subsidiaries. As of the date hereof, CCSC has no Significant Subsidiaries, except those Significant Subsidiaries which are identified on Schedule 3.08.

                  SECTION 3.09. Ownership of Properties. Each of CCSC and its Subsidiaries has good and marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to
Section 6.03 and Liens, charges or claims that will not have a Material Adverse Effect.

                  SECTION 3.10. Taxes. Each of CCSC and its Subsidiaries has filed all federal and all other material income tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges due, except (i) any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books and (ii) any such taxes or charges that would not, individually or in the aggregate, result in a Material Adverse Effect.

                  SECTION 3.11. Pension and Welfare Plans. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement, no Pension Plan has been terminated, or has been subject to the commencement of any termination, that could reasonably be expected to result in a material liability to CCSC or any ERISA Affiliate, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by CCSC or any ERISA Affiliate of any liability, fine or penalty which will have a Material Adverse Effect. Except for the post-retirement benefits described in Schedule 3.11, CCSC has no contingent liability with respect to post-retirement benefits provided by CCSC and its Subsidiaries under a Welfare Plan, other than (i) liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA and (ii) liabilities which will not, individually or in the aggregate, have a Material Adverse Effect.

                  SECTION 3.12. Environmental Warranties. (a) All facilities and property owned or leased by CCSC or any of its Subsidiaries have been, and continue to be, owned or leased by CCSC and its Subsidiaries in compliance with all Environmental Laws, except for such noncompliance which, singly or in the aggregate, will not have a Material Adverse Effect;

                  (b) there have been no past unresolved, and there are no pending or threatened (in writing)

                  (i) claims, complaints, notices or requests for information received by CCSC or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or

                (ii) complaints, written notices or inquiries to CCSC or any of its Subsidiaries regarding potential liability under any Environmental Law,

which violation or potential liability singly or in the aggregate will have a Material Adverse Effect;

                  (c) there have been no Releases of Hazardous Materials at, on or under any property now or, to any Borrower's knowledge, previously owned or leased by CCSC or any of its Subsidiaries that, singly or in the aggregate, have or will have a Material Adverse Effect;

                  (d) CCSC and its Subsidiaries have been issued and are in compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their businesses, except for such permits, approvals, licenses and other authorizations which, if not so obtained or as to which CCSC and its Subsidiaries are not in compliance (in each case singly or in the aggregate), will not have a Material Adverse Effect;

                  (e) no property now or, to any Borrower's knowledge, previously owned or leased by CCSC or any of its Subsidiaries is listed or proposed for listing (with respect to owned property only) on the CERCLIS or on any similar state list of sites requiring investigation or clean-up, or on the National Priorities List pursuant to CERCLA, in each case other than properties as to which any such listing will not result in a Material Adverse Effect;

                  (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or, to any Borrower's knowledge, previously owned or leased by CCSC or any of its Subsidiaries that, singly or in the aggregate, have, or will have, a Material Adverse Effect;

                  (g) to any Borrower's knowledge, neither CCSC nor any Subsidiary has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which will lead to claims against CCSC or such Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA, which will have a Material Adverse Effect; and

                  (h) there are no polychlorinated biphenyls or friable asbestos present at any property owned or leased by CCSC or any Subsidiary that, singly or in the aggregate, have, or will have, a Material Adverse Effect.

                  SECTION 3.13. Regulations G, U and X. The Loans, the use of the proceeds thereof, this Agreement and the transactions contemplated hereby will not result in a violation of or be inconsistent with any provision of Regulation G, U or X.

                  SECTION 3.14. Accuracy of Information. To the best of CCSC's knowledge, neither this Agreement nor any other document, certificate or statement furnished to the Administrative Agent or any Lender by or on behalf of CCSC in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading, in light of the circumstances under which they were made.

ARTICLE IV.  CONDITIONS OF LENDING

                  SECTION 4.01.  Conditions to Effectiveness.  On
the Closing Date:

                  (a) The Administrative Agent shall have received, on behalf of itself and the Lenders, favorable written opinions of Dechert Price & Rhoads, counsel for the Borrowers, and Richard J. Krzyzanowski, Esq., Executive Vice President, Secretary and General Counsel of CCSC, substantially to the effect set forth in Exhibits H and I, respectively, (A) dated the Closing Date and (B) addressed to the Administrative Agent and the Lenders.

                  (b) All documents executed or submitted in connection with this Agreement, the borrowings hereunder and the other Loan Documents shall be reasonably satisfactory to the Lenders and to Cravath, Swaine & Moore, counsel for the Administrative Agent.

                  (c) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of CCSC, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of CCSC as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of CCSC dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of CCSC as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of CCSC authorizing the execution, delivery and performance of the Loan Documents and the borrowings and the guarantee hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of CCSC have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection


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                                                                              67

         herewith on behalf of CCSC; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and (iv) such other documents as the Lenders or Cravath, Swaine & Moore, counsel for the Administrative Agent, may reasonably request.

                  (d) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of CCSC, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.02 (without regard to the exclusion of Section 3.06 from such paragraph (b)).

                  (e) The Administrative Agent shall have received all invoiced Fees and other amounts due and payable pursuant to the Loan Documents on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder or under any other Loan Document.

                  (f) Each of the Existing Agreements shall have been terminated or shall have expired by its terms, and the principal of and interest accrued on all loans, and all other obligations, outstanding thereunder shall have been paid in full.

                  SECTION 4.02. Conditions to Each Loan. The agreement of each Lender to make any Loan (such event being called a "Credit Event") (excluding continuations and conversions of Loans) requested to be made by it on any date is subject to the satisfaction of the following conditions:

                  (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.02 or 2.04, as applicable (or such notice shall have been deemed given in accordance with Section 2.04(b)).

                  (b) The representations and warranties set forth in Article III hereof (other than the representations and warranties set forth in Section 3.06) shall be true and correct with the same effect as if then made (unless stated to relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

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                                                                              68


                  (c) At the time of and immediately after such Credit Event, no Default shall have occurred and be continuing.

                  (d) If the relevant Borrower is a Subsidiary Borrower, CCSC shall have delivered to the Administrative Agent (i) a Subsidiary Borrower Notice and Designation for such Subsidiary Borrower, countersigned by such Subsidiary Borrower and (ii) if such Subsidiary Borrower Notice and Designation is delivered after the Closing Date, notice of the name of such Subsidiary Borrower and the jurisdiction in which it is domiciled, which notice shall be delivered at least five Business Days prior to the date of the first Borrowing by such Subsidiary Borrower (and shall be distributed by the Administrative Agent to the Lenders promptly upon receipt). CCSC may from time to time deliver a subsequent Subsidiary Borrower Notice and Designation with respect to such Subsidiary Borrower, countersigned by such Subsidiary Borrower, for the purpose of terminating such Subsidiary Borrower's designation as such, as long as on the effective date of such termination, all Subsidiary Borrower Obligations in respect of such Subsidiary Borrower shall have been paid in full. In addition, if on any date a Subsidiary Borrower shall cease to be a Subsidiary, all Subsidiary Borrower Obligations in respect of such Subsidiary Borrower shall automatically become due and payable on such date and no further Loans may be borrowed by such Subsidiary Borrower hereunder.

                  (e) If the relevant Borrower is a Subsidiary Borrower, the Administrative Agent shall have received, as promptly as reasonably practicable after the effective date of the relevant Subsidiary Borrower Notice and Designation and prior to the date of such Loan, a certificate of such Subsidiary Borrower, substantially in the form of Exhibit G, with appropriate insertions and attachments, satisfactory in form and substance to the Administrative Agent executed by the President, any Vice President, the Treasurer or any other senior officer and the Secretary or any Assistant Secretary (or, in either case, comparable officers) of such Subsidiary Borrower.

         Each Credit Event shall be deemed to constitute a representation and warranty by the applicable Borrower on

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                                                                              69

         the date of such Credit Event, as to the matters specified in paragraphs (b) and (c) of this Section 4.02.


ARTICLE V.  AFFIRMATIVE COVENANTS

                  SECTION 5.01. Financial Information, Reports, Notices, etc. CCSC will furnish, or will cause to be furnished, to each Lender and the Administrative Agent copies of the following financial statements, reports, notices and information:

                  (a) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of CCSC, a consolidated balance sheet of CCSC and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of earnings and cash flow of CCSC and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by a Financial Officer of CCSC, it being understood and agreed that the delivery of CCSC's Form 10-Q (as filed with the Securities and Exchange Commission) shall satisfy the requirements set forth in this clause);

                  (b) as soon as available and in any event within 120 days after the end of each Fiscal Year of CCSC, a copy of the annual audit report for such Fiscal Year for CCSC and its Subsidiaries, including therein a consolidated balance sheet of CCSC and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of CCSC and its Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification) in a manner acceptable to the Administrative Agent and the Required Lenders by Price Waterhouse or other independent public accountants reasonably acceptable to the Administrative Agent and the Required Lenders (it being understood and agreed that the delivery of CCSC's Form 10-K (as filed with the Securities and Exchange Commission) shall satisfy such delivery requirement in this clause) together with a certificate from a Financial Officer of CCSC containing a computation in reasonable detail of, and showing compliance with, each of the financial ratios and restrictions contained in Section 6.04 and to the effect that, in making the examination necessary for the signing of such

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                                                                              70

         certificate, such Financial Officer has not become aware of any Default that has occurred and is continuing, or, if such Financial Officer has become aware of such Default, describing such Default and the steps, if any, being taken to cure it;

                  (c) as soon as available and in any event within 60 days after the end of each Fiscal Quarter, a Compliance Certificate, executed by a Financial Officer of CCSC, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Administrative Agent) compliance with the financial covenants set forth in Section 6.04 and representing as to the absence of any Default;

                  (d) as soon as possible and in any event within three Business Days after becoming aware of the occurrence of any Default, a statement of a Financial Officer of CCSC setting forth details of such Default and the action which CCSC has taken and proposes to take with respect thereto;

                  (e) as soon as possible and in any event within five Business Days after (i) the occurrence of any adverse development with respect to any litigation, action, proceeding, or labor controversy described in Section 3.07 which will result in a Material Adverse Effect or (ii) the commencement of any labor controversy, litigation, action or proceeding of the type described in Section 3.07, which will result in a Material Adverse Effect or which purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, notice thereof and copies of all documentation relating thereto;

                  (f) promptly after the sending or filing thereof, copies of all reports which CCSC sends to any of its security holders, and all reports, registration statements (other than on Form S-8 or any successor form) or other materials which CCSC or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

                  (g) immediately upon becoming aware of the taking of any specific actions by CCSC or any other Person to terminate any Pension Plan (other than a termination

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                                                                              71

         pursuant to Section 4041(b) of ERISA which can be completed without CCSC or any ERISA Affiliate having to provide more than $1,000,000 in addition to the normal contribution required for the plan year in which termination occurs to make such Pension Plan sufficient), or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that CCSC furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by CCSC of any liability, fine or penalty which will have a Material Adverse Effect, or any increase in the contingent liability of CCSC with respect to any post-retirement Welfare Plan benefit if the increase in such contingent liability will result in a Material Adverse Effect, notice thereof and copies of all documentation relating thereto; and

                  (h) such other information respecting the condition or operations, financial or otherwise, of CCSC or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

                  SECTION 5.02. Compliance with Laws, etc. CCSC will, and will cause each of its Subsidiaries to, comply in all respects with all applicable laws, rules, regulations and orders, except where such non-compliance would not have a Material Adverse Effect, such compliance to include, subject to the foregoing (without limitation):

                  (a) the maintenance and preservation of its existence and its qualification as a foreign corporation or partnership (or comparable foreign qualification, if applicable, in the case of any other form of legal entity), and

                  (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

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                                                                             72

                  SECTION 5.03. Maintenance of Properties. CCSC will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its material properties in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless CCSC determines in good faith that the continued maintenance of any of its properties is no longer economically desirable.

                  SECTION 5.04. Insurance. CCSC will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties material to the business of CCSC and its Subsidiaries against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will, upon request of the Administrative Agent, furnish to each Lender at reasonable intervals a certificate of an Authorized Officer of CCSC setting forth the nature and extent of all insurance maintained by CCSC and its Subsidiaries in accordance with this Section; provided that CCSC and its Subsidiaries may self-insure to the extent customary for similarly situated corporations or partnerships engaged in the same or similar business.

                  SECTION 5.05. Books and Records. CCSC will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect all of its business affairs and material transactions and permit the Administrative Agent and each Lender or any of their respective representatives, at reasonable times and intervals, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant and, upon the reasonable request of the Administrative Agent or a Lender, to examine (and, at the expense of the relevant Borrower, photocopy extracts from) any of its books or other corporate or partnership records.

                  SECTION 5.06. Environmental Covenant. CCSC will, and will cause each of its Subsidiaries to:

                  (a) use and operate all of its facilities and properties in compliance with all Environmental Laws except for such noncompliance which, singly or in the aggregate, will not have a Material Adverse Effect, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, except where the failure to keep in effect such permits, approvals, certificates, licenses or other authorizations, or any noncompliance with the provisions thereof, will not have a Material Adverse Effect, and handle all Hazardous Materials in compliance with all applicable Environmental Laws, except for any noncompliance that will not have a Material Adverse Effect;

                  (b) promptly notify the Administrative Agent and provide copies of all written inquiries from any local, state or Federal governmental agency, claims, complaints or notices relating to the condition of its facilities and properties or compliance with Environmental Laws which will have a Material Adverse Effect, and promptly cure and have dismissed with prejudice or contest in good faith any actions and proceedings relating to material non-compliance with Environmental Laws; and

                  (c) provide such information and certifications which the Administrative Agent may reasonably request from time to time to evidence compliance with this Section 5.06.

                  SECTION 5.07. Significant Subsidiaries. In the event that more than 10% of the consolidated assets of CCSC and its Subsidiaries shall at any time following the delivery by CCSC, and during the effectiveness, of a Significant Subsidiary Election Notice be held by Subsidiaries of CCSC other than Significant Subsidiaries, CCSC shall deliver to the Administrative Agent written notice designating one or more Subsidiaries as Significant Subsidiaries such that, after giving effect to such designation, no more than 10% of the consolidated assets of CCSC and its Subsidiaries shall be held by Subsidiaries other than Significant Subsidiaries. CCSC may, following delivery of a Significant Subsidiary Election Notice, deliver to the Administrative Agent written notice terminating the effectiveness of such Significant Subsidiary Election Notice (a "Significant Subsidiary Termination Notice"), provided that CCSC shall not deliver any Significant Subsidiary Election Notice at any time after a Significant Subsidiary Termination Notice has been so delivered.

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                                                                              74

                  SECTION 5.08. Use of Proceeds. CCSC covenants and agrees that the proceeds of all Borrowings hereunder will be used for general corporate purposes.


ARTICLE VI.  NEGATIVE COVENANTS

                  SECTION 6.01. Transactions with Affiliates. CCSC will not, and will not permit any of its Significant Subsidiaries to, enter into, or cause, suffer or permit to exist, any arrangement or contract with any of its other Affiliates (other than other Subsidiaries and joint ventures) unless such arrangement or contract is fair and equitable to CCSC or such Significant Subsidiary based upon the good faith judgment of CCSC's Board of Directors.

                  SECTION 6.02. Indebtedness. CCSC will not, and will not permit any of its Subsidiaries (other than Unrestricted Subsidiaries) to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

                  (a) Indebtedness in respect of the Loans and other
         Obligations;

                  (b) Indebtedness existing as of the Closing Date which is identified in Schedule 6.02 and all refinancing and replacements thereof (provided, that after giving effect to any such refinancing or replacements, CCSC shall be in compliance with the Leverage Ratio set forth in clause (a) of Section 6.04);

                  (c) unsecured Indebtedness incurred by the Subsidiaries payable to Persons other than CCSC or a Subsidiary in an aggregate amount not to exceed the greater of $1,150,000,000 and 40% of Total Capitalization at any time; provided, however, that Indebtedness incurred by a special purpose, wholly-owned Subsidiary of CCSC that purchases accounts receivable from CCSC shall be excluded as Indebtedness under this clause (c) to the extent that such Indebtedness is nonrecourse to CCSC and each Subsidiary and is not required to be reflected on the consolidated balance sheet of CCSC; provided further that no Indebtedness permitted by other clauses of this Section 6.02 shall be deemed to be included in the Indebtedness permitted by this clause (c);

                  (d) Indebtedness of CCSC to its Subsidiaries or joint ventures and Indebtedness of any Subsidiary or joint venture of CCSC to CCSC or any other Subsidiary or joint venture of CCSC;

                  (e) Indebtedness incurred in the ordinary course of business (excluding Indebtedness incurred through the borrowing of money);

                  (f) Indebtedness of a Person existing on the date CCSC or any of its Subsidiaries acquires such Person which CCSC intends to (i) thereafter assume as its own obligation, or (ii) refinance in a transaction in which CCSC becomes the direct obligor of such Indebtedness; provided that CCSC does in fact assume, or become the direct obligor of, such Indebtedness, and such Person (and any Subsidiary which shall have become liable in respect of such Indebtedness) is released from any and all liability, direct or contingent, in connection with such Indebtedness, within 180 days following such acquisition and, after giving effect thereto, CCSC is in compliance with clause (h) of this Section 6.02;

                  (g) Indebtedness of a Person existing on the date CCSC or any of its Subsidiaries acquires such Person; provided (i) more than 50% in value of the consideration paid, directly or indirectly, by CCSC and its Subsidiaries in connection with such acquisition shall have consisted of equity securities of CCSC or (ii) CCSC shall have caused such Person to guarantee the Obligations on terms reasonably satisfactory to the Administrative Agent (and in connection with such guarantee shall have delivered such evidence of authority, legal opinions, evidence of solvency and other documents and information as the Administrative Agent shall have reasonably requested); and

                  (h) other Indebtedness of CCSC; provided that after giving effect to the incurrence of any such Indebtedness, and the Indebtedness otherwise permitted by this Section, CCSC shall be in compliance with the Leverage Ratio set forth in clause (a) of Section 6.04;

          provided, however, that, notwithstanding anything to the contrary set forth above in this Section, the unsecured

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                                                                              76

Indebtedness otherwise permitted by this Section may be secured by the assets of CCSC and its Subsidiaries to the extent that the Indebtedness so secured does not exceed, in the aggregate an amount equal to 20% of Total Capitalization as of the end of the most recently completed Fiscal Quarter.

                  SECTION 6.03. Liens. CCSC will not, and will not permit any of its Significant Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

                  (a) Liens granted prior to the Closing Date to secure payment of Indebtedness of the type permitted and described in clause (b) of Section 6.02;

                  (b) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (c) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (d) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

                  (e) judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

                  (f) Liens arising in favor of sellers or lessors with respect to Indebtedness and obligations incurred to purchase or lease fixed or capital assets; provided, however, that such Liens secure only the Indebtedness and obligations created thereunder and are limited to the assets purchased or leased pursuant thereto;

                  (g) other Liens incidental to the conduct of CCSC's or any of its Subsidiaries' businesses (including, without limitation, Liens on goods securing trade letters of credit issued in respect of the importation of goods in the ordinary course of business, or the ownership of any of CCSC's or any Subsidiary's property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of CCSC's or any of its Subsidiaries' property or assets or materially impair the use thereof in the operation of CCSC's or any of its Subsidiaries' businesses);

                  (h) Liens in favor of CCSC on assets of its Subsidiaries, and Liens in favor of Subsidiaries of the Borrower on assets of CCSC;

                  (i) Liens consisting of capitalized leases;

                  (j) Liens existing on any real or personal property of any corporation or other Person at the time it becomes a Subsidiary, or existing at the time of acquisition upon any real or personal property acquired by CCSC or any of its Subsidiaries through purchase, merger, consolidation or otherwise, whether or not assumed by CCSC or such Subsidiary, or placed upon real or personal property being acquired by CCSC or any Subsidiary to secure all or a portion of the purchase price thereof or any Indebtedness incurred to finance all or any portion of such purchase price; provided that (x) such property is not and shall not thereby become encumbered in any amount in excess of the lesser of the cost thereof and the fair value thereof (as determined in good faith by the Board of Directors, President or chief financial Authorized Officer of CCSC), and (y) any such Lien shall not encumber any other property of CCSC or such Subsidiary;

                  (k) Liens granted by a special purpose, wholly-owned Subsidiary of CCSC that purchases accounts receivable from CCSC to the extent such Liens are granted on such accounts receivable to secure the payment of Indebtedness of such wholly-owned Subsidiary that is permitted by the first proviso of
         Section 6.02(c); and

                  (l) Liens that secure the payment of Indebtedness in an aggregate amount not to exceed 20% of Total Capitalization, determined as of the end of the most recently completed Fiscal Quarter; provided that Liens permitted by this clause (l) shall be inclusive of (and not in addition to) other Liens that secure the payment of Indebtedness specifically permitted in this Section and the last sentence of Section 6.02.

                  SECTION 6.04. Financial Condition. CCSC will not permit:

                  (a) its Leverage Ratio to be greater than 0.60:1;
         or

                  (b) its Interest Coverage Ratio to be less than 1.25:1.

                  SECTION 6.05. Consolidation, Merger, etc. CCSC will not liquidate or dissolve or consolidate with, or merge into or with, any other corporation, except that CCSC may consolidate or merge with any other Person, provided that (i) CCSC is the surviving corporation of such merger, and (ii) both before and after giving effect to such consolidation or merger, no Event of Default or Event of Termination shall have occurred and be continuing.

                  SECTION 6.06. Restrictive Agreements. CCSC will not, and will not permit any of its Significant Subsidiaries to, enter into any agreement (excluding this Agreement, any other Loan Document and any agreement governing any Indebtedness permitted by clause (b) of Section 6.02 as in effect on the Closing Date) prohibiting

                  (a) the ability of CCSC to amend or otherwise modify this Agreement or any other Loan Document; or

                  (b) the ability of Subsidiaries the aggregate Net Income of which equals or exceeds 50% of the consolidated Net Income of CCSC and its Subsidiaries, taken as a whole, to make any payments to CCSC by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments.


ARTICLE VII.  EVENTS OF DEFAULT

                  SECTION 7.01. Listing of Events of Default. Each of the following events or occurrences described in this Section 7.01 shall constitute
(i) an "Event of Default", if any Loans or Obligations in respect of Loans are outstanding, and (ii) an "Event of Termination", if no Loans or Obligations in respect of Loans are outstanding.

                  (a) Any Borrower shall default in the payment when due of any principal of any Loan or any Borrower shall default (and such default shall continue unremedied for a period of three Business Days) in the payment when due of any interest on any Loan, or any Borrower shall default after notice (including, without limitation, notice delivered by way of submission of an invoice) (and such default shall continue unremedied for a period of five days) in the payment when due of any Fee described in Section 2.11 or of any other Obligation.

                  (b) Any representation or warranty of CCSC or any other Borrower made or deemed to be made hereunder or in any other Loan Document or any other writing or certificate furnished by or on behalf of CCSC or any Borrower to the Administrative Agent or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document is or shall be incorrect when made in any material respect.

                  (c) CCSC shall default in the due performance and observance of any of its obligations under clause (a) of Section 5.02 (with respect to the maintenance and preservation of CCSC's corporate existence) or Article VI and, with respect to any default by CCSC in the performance of its obligations under
Article VI, any such default (if capable of being remedied within such period) shall not be remedied within five Business Days after any officer of CCSC obtains actual knowledge thereof.

                  (d) CCSC or any Borrower shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document, and such default shall continue unremedied for a period of 30 days after notice

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                                                                              80

thereof shall have been given to CCSC or such Borrower by the Administrative Agent or any Lender.

                  (e) A default shall occur (i) in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in paragraph (a) above) of CCSC or any of its Subsidiaries having a principal amount, individually or in the aggregate, equal to or in excess of $100,000,000 or (ii) in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default referred to in this clause (ii) is to accelerate the maturity of any such Indebtedness; provided, that this clause (ii) shall not apply to any default under any such Indebtedness of a Subsidiary existing at the time it is acquired by CCSC or another Subsidiary (or by virtue of such acquisition) to the extent that (A) such Indebtedness is repaid or prepaid in full promptly following such acquisition (provided that, in any event and notwithstanding clause (i) above, such Indebtedness may remain outstanding for up to 180 days following such acquisition so long as the holders thereof shall not have exercised remedies, other than acceleration, with respect thereto) or
(B) such Indebtedness is in an aggregate principal amount not equal to or in excess of $100,000,000.

                  (f) Any judgment or order for the payment of money equal to or in excess of $100,000,000 shall be rendered against CCSC or any of its Subsidiaries and either

                  (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order and not stayed, or

                (ii) there shall be any period (after any applicable statutory grace period) of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect and (A) such judgment is not fully insured against by a policy or policies of insurance (with reasonable or standard deductible provisions) issued by an insurer other than an Affiliate of CCSC, or (B) CCSC does not have sufficient cash reserves to pay in full such judgment.

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                                                                             81

                  (g) Any of the following events shall occur with respect to any Pension Plan:

                  (i) the taking of any specific actions by CCSC, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, CCSC or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $75,000,000; provided, that, if CCSC or a Subsidiary of CCSC acquires another Person, then such amount shall be net of the amount of any reduction in the purchase price of such Person that is specifically allocable to the assumption by CCSC or such Subsidiary of liability under such Person's Pension Plan as a result of the acquisition, or

                (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA which is not cured within 20 days from the date that such contribution was due.

                  (h)  Any Change in Control shall occur.

                  (i) CCSC or any of its Significant Subsidiaries shall

                  (i) become insolvent or generally fail to pay debts as they become due;

                (ii) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for CCSC or any of its Significant Subsidiaries or substantially all of the property of any thereof, or make a general assignment for the benefit of creditors;

              (iii) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for CCSC or any of its Significant Subsidiaries or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged or stayed within 60 days, provided that CCSC and each Significant Subsidiary hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to

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         preserve, protect and defend their rights under the
         Loan Documents;

                (iv) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of CCSC or any of its Significant Subsidiaries, and, if any such case or proceeding is not commenced by CCSC or such Significant Subsidiary, such case or proceeding shall be consented to or acquiesced in by CCSC or such Significant Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed and unstayed, provided that CCSC and each Significant Subsidiary hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

                  (v) take any corporate or partnership action (or comparable action, in the case of any other form of legal entity) authorizing, or in furtherance of, any of the foregoing.

                  (j) The obligations of CCSC under Article IX shall cease to be in full force and effect or CCSC shall repudiate its obligations thereunder, if at the time of or at any time following such cessation or repudiation, any Subsidiary Borrower Obligation is outstanding.

                  SECTION 7.02. Action if Bankruptcy. If any Event of Default described in clauses (i) through (iv) of Section 7.01(i) shall occur, the Revolving Credit Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

                  SECTION 7.03. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (i) through (iv) of Section 7.01(i)) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by written notice to CCSC and each Lender declare all or any portion of

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                                                                              83

the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Revolving Credit Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment and/or, as the case may be, the Revolving Credit Commitments shall terminate.

                  SECTION 7.04. Action if Event of Termination. Upon the occurrence and continuation of any Event of Termination, the Required Lenders may, by notice from the Administrative Agent to CCSC and the Lenders (except if an Event of Termination described in clauses (i) through (v) of Section 7.01(i) shall have occurred, in which case the Revolving Credit Commitments (if not theretofore terminated) shall, without notice of any kind, automatically terminate) declare their Revolving Credit Commitments terminated, and upon such declaration the Lenders shall have no further obligation to make any Loans hereunder. Upon such termination of the Revolving Credit Commitments, all accrued fees and expenses shall be immediately due and payable.


ARTICLE VIII.  THE ADMINISTRATIVE AGENT

                  In order to expedite the transactions contemplated by this Agreement, The Chase Manhattan Bank is hereby appointed to act as Administrative Agent on behalf of the Lenders. Each of the Lenders and each assignee of any such Lender, hereby irrevocably authorizes the Administrative Agent to take such actions on behalf of such Lender or assignee and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans, all payments and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to any of the Borrowers of any Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and
(c) to distribute to each Lender

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copies of all notices, financial statements and other materials delivered by the
Borrowers pursuant to this Agreement as received by the Administrative Agent.

                  Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable to the Lenders as such for any action taken or omitted by any of them except for its or his or her own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by any Borrower of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Administrative Agent shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents or other instruments or agreements. The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders (or, when expressly required hereby, all the Lenders) and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. The Administrative Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrowers on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrowers of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. The Administrative Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

                  The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

                  Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Administrative Agent hereunder by such a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

                  With respect to the Loans made by it hereunder, the Administrative Agent in its individual capacity and not as Administrative Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Administrative Agent, and the Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with CCSC or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent.

                  Each Lender agrees (i) to reimburse the Administrative Agent, on demand, in the amount of its Commitment Percentage of any expenses incurred for the benefit of the Lenders by the Administrative Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrowers and
(ii) to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees or agents, on demand, in the amount of such

Commitment Percentage, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Administrative Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrowers; provided that no Lender shall be liable to the Administrative Agent or any such other Person for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Administrative Agent or any of its directors, officers, employees or agents.

                  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.


ARTICLE IX.  GUARANTEE

                  SECTION 9.01. Guarantee. In order to induce the Administrative Agent and the Lenders to execute and deliver this Agreement and to make or maintain the Loans, and in consideration thereof, CCSC hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, to the Administrative Agent, for the ratable benefit of the Lenders, the prompt and complete payment and performance by each Subsidiary Borrower when due (whether at stated maturity, by acceleration or otherwise) of the Subsidiary Borrower Obligations, and CCSC further agrees to pay any and all reasonable expenses (including, without limitation, all reasonable fees, charges and disbursements of counsel) which may be paid or incurred by the

Administrative Agent or by the Lenders in enforcing any of their rights under the guarantee contained in this Article IX. The guarantee contained in this
Article IX, subject to Section 9.04, shall remain in full force and effect until the Subsidiary Borrower Obligations are paid in full and the Revolving Credit Commitments are terminated, notwithstanding that from time to time prior thereto any Subsidiary Borrower may be free from any Subsidiary Borrower Obligations.

                  CCSC agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability under this Article IX, it will notify the Administrative Agent and such Lender in writing that such payment is made under the guarantee contained in this Article IX for such purpose. No payment or payments made by any Subsidiary Borrower or any other Person or received or collected by the Administrative Agent or any Lender from any Subsidiary Borrower or any other Person by virtue of any action or proceeding or any setoff or appropriation or application, at any time or from time to time, in reduction of or in payment of the Subsidiary Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of CCSC under this Article IX which, notwithstanding any such payment or payments, shall remain liable for the unpaid and outstanding Subsidiary Borrower Obligations until, subject to Section 9.04, the Subsidiary Borrower Obligations are paid in full and the Revolving Credit Commitments are terminated.

                  SECTION 9.02. Amendments, etc., with respect to the Subsidiary Borrower Obligations. CCSC shall remain obligated under this Article IX notwithstanding that, without any reservation of rights against CCSC, and without notice to or further assent by CCSC, any demand for payment of or reduction in the principal amount of any of the Subsidiary Borrower Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Subsidiary Borrower Obligations continued, and the Subsidiary Borrower Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and this Agreement and any other documents executed and delivered in connection herewith may be amended, modified, supplemented or terminated, in whole or in part, as the Lenders (or the Required Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Subsidiary Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Subsidiary Borrower Obligations or for the guarantee contained in this Article IX or any property subject thereto.

                  SECTION 9.03. Guarantee Absolute and Unconditional. CCSC waives any and all notice of the creation, renewal, extension or accrual of any of the Subsidiary Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Article IX or acceptance of the guarantee contained in this Article IX; the Subsidiary Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Article IX, and all dealings between CCSC or the Subsidiary Borrowers, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Article IX. The Administrative Agent will, to the extent permitted by applicable law, request payment of any Subsidiary Borrower Obligation from the applicable Subsidiary Borrower before making any claim against CCSC under this Article IX, but will have no further obligation to proceed against a Subsidiary Borrower or to defer for any period a claim against CCSC hereunder. Except as expressly provided in the preceding sentence, CCSC waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon CCSC or any Subsidiary Borrower with respect to the Subsidiary Borrower Obligations. The guarantee contained in this Article IX shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement or any other Loan Document, any of the Subsidiary Borrower Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) the legality under applicable laws of repayment by the relevant Subsidiary Borrower of any Subsidiary Borrower Obligations or the adoption of any applicable laws purporting to render any Subsidiary Borrower Obligations null and void, (c) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by CCSC or the applicable Subsidiary Borrower against the Administrative Agent or any Lender, or (d) any other circumstance whatsoever (with or without notice to or knowledge of CCSC or any Subsidiary Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Subsidiary Borrower for any Subsidiary Borrower Obligations, or of CCSC under the guarantee contained in this Article IX, in bankruptcy or in any other instance. When the Administrative Agent or any Lender is pursuing its rights and remedies under this Article IX against CCSC, the Administrative Agent or any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against any Subsidiary Borrower or any other Person or against any collateral security or guarantee for the Subsidiary Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from any Subsidiary Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Subsidiary Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve CCSC of any liability under this
Article IX, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the Lenders against CCSC.

                  SECTION 9.04. Reinstatement. The guarantee contained in this
Article IX shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Subsidiary Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Subsidiary Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Subsidiary Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

                  SECTION 9.05. Payments. CCSC hereby agrees that any payments in respect of the Subsidiary Borrower Obligations pursuant to Article IX will be paid without setoff or counterclaim, at the option of the relevant Lender(s), in Dollars or in the applicable Alternative Currency (if applicable) at the applicable office of the Administrative Agent specified in Section 10.01.

                  SECTION 9.06. Independent Obligations. The obligations of CCSC under the guarantee contained in this Article IX are independent of the obligations of each Subsidiary Borrower, and a separate action or actions may be brought and prosecuted against CCSC whether or not the relevant Subsidiary Borrower is joined in any such action or actions. CCSC waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the relevant Subsidiary Borrower or other circumstance which operates to toll any statute of limitations as to such Subsidiary Borrower shall operate to toll the statute of limitations as to CCSC.


ARTICLE X.  MISCELLANEOUS

                  SECTION 10.01. Notices. (a) Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (i) if to CCSC, to it at 9300 Ashton Road, Philadelphia, Pennsylvania 19136, attention of
         Mr. Craig R. L. Calle; (Telecopy No. (215)-676-6011);

             (ii) if to any Borrower other than CCSC, to it at the address set forth in the applicable Subsidiary Borrower Notice and Designation, with a copy to CCSC at the address set forth above;

            (iii) if to the Administrative Agent (x) at its London office to Chase Manhattan International Limited, 9 Thomas More Street, London E1 9YT, Attention of Stephen Clarke (Telecopy No. 44-171-777-2360 or
         2085), with a copy to The Chase Manhattan Bank, Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Sandra Miklave (Telecopy No. (212) 552-5658) and (y) at its New York

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                                                                              91

         office to The Chase Manhattan Bank, Agency Services Group, at its address in (x) above, with copies to (A) The Chase Manhattan Bank, at 270 Park Avenue, New York, New York 10017, Attention of Karen Sharf (Telecopy No. (212) 270-5120) and (B) Chase Manhattan International Limited, at its address in (x) above; and

             (iv) if to a Lender, to it at its address (or telecopy number) set forth in Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 10.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 10.01.

                  (b) CCSC shall forthwith on demand indemnify each Lender against any loss or liability which that Lender incurs (and that Lender shall not be liable to any Borrower in any respect) solely as a consequence of:

                  (i) any Person to whom any notice or communication under or in connection with this Agreement is sent by the Borrower by telecopy failing to receive that notice or communication (unless directly caused by that Person's gross negligence or wilful default); or

                  (ii) any telecopy communication which reasonably appears to that Lender to have been sent by any Borrower having in fact been sent by a Person other than such Borrower.

                  SECTION 10.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on

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their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Revolving Credit Commitments have not been terminated.

                  SECTION 10.03. Binding Effect. This Agreement shall become effective when it shall have been executed by CCSC and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

                  SECTION 10.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrowers, the Administrative Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

                  (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate of such Lender, CCSC and the Administrative Agent (and, in the case of any assignment of a Revolving Credit Commitment, the Swingline Lender) must give their prior written consent to such assignment (which consent shall not, unless the amount of such Lender's Revolving Credit Commitment after giving effect to such assignment shall be zero, be unreasonably withheld, it being agreed that neither CCSC nor any Swingline Lender will be deemed to act unreasonably if it shall withhold consent on the basis of concerns relating to a proposed assignee's creditworthiness or reputation), (ii) the amount of the Revolving Credit Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $20,000,000 and the amount of such Lender's Revolving Credit Commitment after giving effect to such assignment shall not be less than $25,000,000 (unless

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such amount shall be zero), (iii) except in the case of the assignment to an
Affiliate of such Lender, the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (except that no such fee shall be payable in the case of an assignment required to be made pursuant to Section 2.21) and (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this Section 10.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, provided that the Borrowers shall not be required to reimburse such assignee pursuant to Section 2.16, 2.17 or 2.18 in an amount which exceeds the amount that would have been payable thereunder to such assigning Lender, and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.16, 2.17,
2.18 and 10.05, as well as to any Fees accrued for its account and not yet paid).

                  (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Revolving Credit Commitment, and the outstanding balances of its Revolving Loans and Competitive Loans and participations in Swingline Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in
(i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of CCSC or any Subsidiary or the performance or observance by CCSC or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements, if any, delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Credit Commitment of, and principal amount of the Loans, and participations in Swingline Loans, owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). Except to the extent inconsistent with Section 2.08(d), the entries in the Register shall be conclusive and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of CCSC, the Swingline Lender and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

                  (f) Each Lender may without the consent of CCSC, the Swingline Lender or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.16, 2.17 and 2.18 and the provisions of Section 5.01 to the same extent as if they were Lenders (provided that no participant shall be entitled to receive any greater amount pursuant to such Sections than the Lender would have been entitled to receive in respect of the interest transferred had no such transfer occurred) and (iv) the Borrowers, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right (which each Lender agrees will not be limited by the terms of any participation agreement or other agreement with a participant) to enforce the obligations of the Borrowers relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans, changing or extending the Revolving

Credit Commitments or releasing the guaranty contained in Article IX).

                  (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; provided that, prior to any such disclosure of information designated by any Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information.

                  (h) Any Lender may at any time assign as collateral all or any portion of its rights under this Agreement to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such Bank for such Lender as a party hereto. In order to facilitate such an assignment to a Federal Reserve Bank, each Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to such Borrower by the assigning Lender hereunder.

                  (i) The Borrowers shall not assign or delegate any of their rights or duties hereunder without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment without such consent shall be null and void; provided that any Subsidiary Borrower may assign and delegate any of its rights or obligations hereunder to one or more other Subsidiary Borrowers which shall assume the same upon notice and the delivery of a reasonably satisfactory assignment and assumption agreement and a Subsidiary Borrower Closing Certificate (modified to reflect an assignment rather than the making of a Loan) to the Administrative Agent but without any prior consent. With respect to any Loan with respect to which CCSC is the Borrower, CCSC may assign or delegate (pursuant to an agreement of assignment and acceptance approved by the Administrative Agent, which approval shall not be unreasonably withheld, and upon delivery of a Subsidiary Borrower Closing Certificate (modified to reflect an assignment rather than the making of a Loan)) to a Subsidiary Borrower such of CCSC's rights or obligations pursuant to such Loan as are rights or obligations such Subsidiary Borrower would have assumed if such Subsidiary Borrower were the original Borrower with respect to such Loan pursuant to Section 2.01, and CCSC may not assign or delegate any other rights or obligations with respect to such Loan or otherwise hereunder, including without limitation CCSC's obligations pursuant to Section 2.11 or Article IX.

                  SECTION 10.05. Expenses; Indemnity. (a) The Borrowers jointly and severally agree to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof requested by the Borrowers or made pursuant to Section 10.17 (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Administrative Agent or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement, the other Loan Documents or the Loans made hereunder, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel for the Administrative Agent or any Lender, provided, however, that the Borrowers shall not be obligated to pay for expenses incurred by the Administrative Agent or a Lender in connection with the assignment of Loans to an assignee Lender (except pursuant to Section 2.21) or the sale of Loans to a participant pursuant to
Section 10.04.

                  (b) The Borrowers jointly and severally agree to indemnify the Administrative Agent, each Lender, each Affiliate of any of the foregoing Persons and each of their respective directors, officers, employees and agents (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related reasonable expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or Release of Hazardous Materials on any property owned or operated by CCSC or any of the Subsidiaries, or any Environmental Claim related in any way to CCSC or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related reasonable expenses arise (a) in connection with any action by any stockholder or creditor of the Indemnitee (in its capacity as such), (b) in connection with any action by any Borrower, by reason of the Indemnitee's negligence or (c) in connection with any action not brought by any Borrower or any stockholder or creditor of the Indemnitee (in its capacity as such), by reason of the Indemnitee's gross negligence or wilful misconduct.

                  (c) The provisions of this Section 10.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Revolving Credit Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any Lender. All amounts due under this Section
10.05 shall be payable on written demand therefor.

                  SECTION 10.06. Right of Setoff. If an Event of Default or Event of Termination shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. In connection with exercising its rights pursuant to the previous sentence, a Lender may at any time use any of such Borrower's credit balances with the Lender to purchase at the Lender's applicable spot rate of exchange any other currency or currencies which the Lender considers necessary to reduce or discharge any amount due by such Borrower to the Lender, and may apply that currency or those currencies in or towards payment of those amounts. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender agrees promptly to notify CCSC and the Administrative Agent after making any such setoff.

                  SECTION 10.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 10.08. Waivers; Amendment. (a) No failure or delay of the Administrative Agent or any Lender in exercising any power or right hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrowers therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Borrower in any case shall entitle such Borrower to any other or further notice or demand in similar or other circumstances.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender affected thereby, (ii) change or extend the Revolving Credit Commitment or decrease the Facility Fee of any Lender without the prior written consent of such Lender, (iii) amend or modify the provisions of Section 2.14, the provisions of this Section or the definition of "Required Lenders", without the prior written consent of each Lender, or (iv) release the guarantee contained in Article IX or modify the provisions of Article IX in a manner deemed by the Administrative Agent to be material, without the prior written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Swingline Lender hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Swingline Lender.

                  SECTION 10.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

                  SECTION 10.10. Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

                  SECTION 10.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.11.

                  SECTION 10.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 10.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section
10.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

                  SECTION 10.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

                  SECTION 10.15. Jurisdiction; Consent to Service of Process.
(a) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Borrower or its properties in the courts of any jurisdiction.

                  (b) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  (d) Each Subsidiary Borrower hereby designates and appoints CCSC at its offices at 9300 Ashton Road, Philadelphia, Pennsylvania, as its agent to receive service of any and all process and documents on its behalf in any legal action or proceeding referred to in paragraph (a) of this Section
10.15 in the State of New York and agrees that service upon such agent shall constitute valid and effective service upon such Subsidiary Borrower and that failure of CCSC to give any notice of such service to any such party shall not affect or impair in any way the validity of such service or of any judgment rendered in any action or proceeding based thereon.

                  (e) Each Subsidiary Borrower, to the extent that such Subsidiary Borrower has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property or assets, hereby waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement and the other Loan Documents (it being understood that the waivers contained in this paragraph (e) shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976, as amended, and are intended to be irrevocable and not subject to withdrawal for the purposes of such Act).

                  SECTION 10.16. Judgments Relating to Subsidiary Borrowers. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

                  (b) The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss provided that if the amount of the Agreement Currency so purchased exceeds the sum originally due to the Applicable Creditor, the Applicable Creditor agrees to remit such excess to such Borrower. The obligations of the Borrowers contained in this Section 10.16 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

                  SECTION 10.17. Unification of Certain Currencies. If the "Euro" (or some other similar unit of account) becomes a currency in its own right in connection with European monetary union contemplated by the Maastricht Treaty, then each of the Borrowers, the Lenders and the

Administrative Agent agrees to negotiate in good faith an amendment to this Agreement satisfactory in form and substance to the Borrowers, the Lenders and the Administrative Agent to account therefor.

                  SECTION 10.18. Waiver Under Existing Agreements. By its execution hereof, each undersigned Lender that also is a party to either of the Existing Agreements hereby waives the provisions of each such Existing Agreement that would require advance notice for the termination of commitments thereunder or the prepayment of loans thereunder; provided that (a) the foregoing waiver shall apply only to the termination of all commitments under such Existing Agreements and repayment of all loans outstanding thereunder in connection with the effectiveness of this Agreement and (b) CCSC shall, in lieu of advance notice of any such termination or prepayment, give notice thereof to the Administrative Agent (as defined in such Existing Agreements) on the date of such termination or prepayment.


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



CROWN CORK & SEAL COMPANY, INC.,

    by  /s/ Craig R.L. Calle
       Name:  Craig R.L. Calle
       Title: Senior Vice President -
              Finance and Treasurer

Attest:

    [Corporate Seal]

    by  /s/ Richard L. Krzyzanowski
        Name:  Richard L. Krzyzanowski
        Title: Executive Vice President,
               Secretary and General Counsel

THE CHASE MANHATTAN BANK,
individually and as
Administrative Agent,

    by  /s/ Karen May Sharf
        Name:       Karen May Sharf
        Title:      Vice President



SOCIETE GENERALE, individually and
as Documentation Agent,

    by  /s/ James H. Nangle
        Name:       James H. Nangle
        Title:      First Vice President and
                    Regional Manager



BANK OF AMERICA ILLINOIS,
individually and as
Syndication Agent,

    by  /s/ David Noda
        Name:       David Noda
        Title:      Vice President



ABN AMRO BANK N.V., NEW YORK BRANCH,

    by  /s/ David B. Martens
        Name:       David B. Martens
        Title:      Vice President

    by  /s/ John Kinney
        Name:       John Kinney
        Title:      Assistant Vice President

BANCA COMMERCIALE ITALIANA -
NEW YORK BRANCH,

    by  /s/ Charles P. Dougherty
        Name:       Charles P. Dougherty
        Title:      Vice President

    by  /s/ Brian C. Carlson
        Name:       Brian C. Carlson
        Title:      Assistant Vice President



BANK BRUSSELS LAMBERT,
NEW YORK BRANCH,

    by  /s/ Ann E. Hardy
        Name:       Ann E. Hardy
        Title:      Assistant Vice President

    by  /s/ Dominick H.J. Vangaever
        Name:       Dominick H.J. Vangaever
        Title:      Senior Vice President



THE BANK OF NEW YORK,

    by  /s/ Peter H. Abdill
        Name:       Peter H. Abdill
        Title:      Vice President



BANQUE NATIONALE DE PARIS,

    by  /s/ Thomas N. George
        Name:       Thomas N. George
        Title:      Vice President

    by  /s/ Richard L. Sted
        Name:       Richard L. Sted
        Title:      Senior Vice President

CAISSE NATIONALE DE CREDIT AGRICOLE,

    by  /s/ R. Craig Welch
        Name:       R. Craig Welch
        Title:      First Vice President



CIBC INC.,

    by  /s/ Christopher R. Kleczkowski
        Name:       Christopher R.
                    Kleczkowski
        Title:      Director



CITIBANK, NA,

    by  /s/ Robert D. Wetrus
        Name:       Robert D. Wetrus
        Title:      Attorney-in-Fact



CORESTATES BANK, N.A.,

    by  /s/ Joseph M. Finley
        Name:       Joseph M. Finley
        Title:      Vice President



CREDIT SUISSE FIRST BOSTON,

    by  /s/ Eileen O'Connell Fox
        Name:       Eileen O'Connell Fox
        Title:      Director

    by  /s/ Elizabeth A. Whalen
        Name:       Elizabeth A. Whalen
        Title:      Associate

THE DAI-ICHI KANGYO BANK, LTD.,

    by  /s/ Robert P. Gallagher
        Name:       Robert P. Gallagher
        Title:      Assistant Vice President



DEUTSCHE BANK AG, NEW YORK BRANCH,

    by  /s/ Hans-Josef Thiele
        Name:       Hans-Josef Thiele
        Title:      Vice President

    by  /s/ Belinda Wheeler
        Name:       Belinda Wheeler
        Title:      Corporate Finance -
                    Domestic



THE FIRST NATIONAL BANK OF BOSTON,

    by  /s/ William F. Hamilton
        Name:       William F. Hamilton
        Title:      Director



GENERALE BANK,

    by  /s/ A. Edwin Matthews
        Name:       A. Edwin Matthews
        Title:      Senior Vice President

    by  /s/ Peter Pollaert
        Name:       Peter Pollaert
        Title:      Senior Vice President

THE INDUSTRIAL BANK OF JAPAN,
LIMITED,

    by  /s/ Robert W. Ramage, Jr.
        Name:       Robert W. Ramage, Jr.
        Title:      Senior Vice President



ISTITUTO BANCARIO SAN PAOLO
DI TORINO, SPA,

    by  /s/ Robert S. Wurster
        Name:       Robert S. Wurster
        Title:      First Vice President

    by  /s/ William J. DeAngelo
        Name:       William J. DeAngelo
        Title:      First Vice President



MELLON BANK, N.A.,

    by  /s/ Maria D'Antonio Kalilec
        Name:       Maria D'Antonio Kalilec
        Title:      Vice President



MORGAN GUARANTY TRUST COMPANY OF
NEW YORK,

    by  /s/ Laura E. Reim
        Name:       Laura E. Reim
        Title:      Vice President



THE NORTHERN TRUST COMPANY,

    by  /s/ John J. Conway
        Name:       John J. Conway
        Title:      Vice President

ROYAL BANK OF CANADA,

    by  /s/ Lorna P. Mendelson
        Name:       Lorna P. Mendelson
        Title:      Manager



STANDARD CHARTERED BANK,

    by   /s/ Peter G.R. Dodds
        Name:       Peter G.R. Dodds
        Title:      Vice President

    by  /s/ Kristina McDavid
        Name:       Kristina McDavid
        Title:      Vice President



THE SUMITOMO BANK, LIMITED,

    by  /s/ John C. Kissinger
        Name:       John C. Kissinger
        Title:      Joint General Manager



SUNTRUST BANK, ATLANTA,

    by  /s/ Maria C. Mamilovich
        Name:       Maria C. Mamilovich
        Title:      Vice President

    by  /s/ Mary Anne Zagroba
        Name:       Mary Anne Zagroba
        Title:      Vice President

                                                                     EXHIBIT A

                                    [FORM OF]

                          ADMINISTRATIVE QUESTIONNAIRE

                         CROWN CORK & SEAL COMPANY, INC.


Please accurately complete the following information and return via FAX to the attention of Sandra Miclave at The Chase Manhattan Bank Agency Services Group as soon as possible.

FAX Number:  212-552-5658

LEGAL NAME OF YOUR INSTITUTION TO APPEAR IN DOCUMENTATION:

____________________________________________________________________

GENERAL INFORMATION - ALTERNATE BASE RATE LENDING OFFICE:
Institution Name:  ______________________________________________
Street Address:  ________________________________________________
City, State, Zip Code:  _________________________________________

GENERAL INFORMATION - EURODOLLAR LENDING OFFICE:
Institution Name:  ______________________________________________
Street Address:  ________________________________________________
City, State, Zip Code:  _________________________________________

CREDIT CONTACTS/NOTIFICATION METHODS:
Primary Contact:  _______________________________________________
Street Address:  ________________________________________________
City, State, Zip Code:  _________________________________________
Phone Number:  __________________________________________________
FAX Number:  ____________________________________________________

Backup Credit Contact:  _________________________________________
Street Address:  ________________________________________________
City, State, Zip Code:  _________________________________________
Phone Number:  __________________________________________________
FAX Number:  ____________________________________________________


TAX WITHHOLDING:

   UNITED STATES
   Non-Resident Alien or Foreign Corporation or Other Foreign
   Entity
                           __________ YES     __________ NO

   If yes, please enclose Form 4224, 1001 or W-8. If no, please enclose Form W-9.
   Tax ID Number  _________________________________

   UNITED KINGDOM
   Non-Resident Alien or Foreign Corporation or other Foreign
   Entity
                           __________ YES     __________ NO

   Please enclose relevant tax forms.
   Tax ID Number  _________________________________

CONTACTS/NOTIFICATION METHODS:
ADMINISTRATIVE CONTACTS - BORROWINGS, PAYDOWNS, INTEREST, FEES, ETC.

Contact:  _______________________________________________________
Street Address:  ________________________________________________
City, State, Zip Code:  _________________________________________
Phone Number:  __________________________________________________
FAX Number:  ____________________________________________________
Telex & Answer Back:  ___________________________________________

PAYMENT INSTRUCTIONS:
Name of Bank where funds are to be transferred:
____________________________________________________________________
Routing Transit/ABA number of Bank where funds are to be transferred:
____________________________________________________________________
Name of Account, if applicable:
____________________________________________________________________
Account Number:  ________________________________________________
Additional Information:  ________________________________________
____________________________________________________________________

MAILINGS:
Please specify who should receive financial information:

Name:  __________________________________________________________
Street Address:  ________________________________________________
City, State, Zip Code:  _________________________________________

It is very important that all of the above information is accurately filled in and returned promptly. If there is someone other than yourself who should receive this questionnaire, please notify us of their name and FAX number and we will FAX them a copy of the questionnaire. If you have any questions, please call Sandra Miclave at (212) 552-7953.

                                                                     EXHIBIT B

                                    [FORM OF]

                            ASSIGNMENT AND ACCEPTANCE


                  Reference is made to the Revolving Credit and Competitive Advance Facility Agreement dated as of February 4, 1997 (as amended and in effect at the date hereof, the "Credit Agreement"), among Crown Cork & Seal Company, Inc. ("CCSC"), certain subsidiaries of CCSC, the Lenders parties thereto, The Chase Manhattan Bank, as Administrative Agent, Societe Generale, as Documentation Agent, and Bank of America Illinois, as Syndication Agent. Terms defined in the Credit Agreement are used herein with the same meanings.

                  1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on the reverse hereof in the Revolving Credit Commitment of the Assignor on the Assignment Date and the Revolving Loans and Competitive Loans owing to the Assignor which are outstanding on the Assignment Date, together with the participations in Swingline Loans held by the Assignor on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 10.04(c) of the Credit Agreement, a copy of which has been received by each such party. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                  2. This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is organized under the laws of a jurisdiction outside the United States, the forms specified in Section
2.17 of the Credit Agreement, duly completed and executed by such Assignee, (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form of Exhibit A to the

Credit Agreement and (iii) a processing and recordation fee of $3,500.

                  3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Assignment Date (may not be fewer than 5 Business Days after the Date of Assignment):

                                                        Percentage Assigned
                                                        of aggregate
                                                        Revolving Credit
                                                        Commitments (set
                                                        forth, to at least
                                                        8 decimals, as a
                                                        percentage of the
                                                        aggregate
                        Principal Amount Assigned       Revolving Credit
                        (and identifying information    Commitments of all
                        as to individual Competitive    Lenders thereunder)
                        Loans)


Credit Facility

Revolving Credit          $                               %
Commitment Assigned:

Revolving Loans:

Participations in
Swingline Loans:

Competitive Loans:

                  4. This Assignment and Acceptance shall become effective when counterparts hereof have been executed on behalf of each of the parties required pursuant to Section 10.04(b) of the Credit Agreement.



The terms set forth above and on the reverse side hereof are hereby agreed to:
                                               Accepted: */

__________________, as Assignor                     CROWN CORK & SEAL COMPANY,
                                                 INC.


By:__________________                          By:__________________
   Name:                                          Name:
   Title:                                         Title:



__________________, as Assignee                Accepted: */


By:__________________                          THE CHASE MANHATTAN BANK, as
   Name:                                       Administrative Agent


                                               By:_______________________
                                                  Name:
                                                  Title:

                                               Accepted: */

                                               THE CHASE MANHATTAN BANK, as
                                               Swingline Lender


                                               By:_______________________
                                                  Name:
                                                  Title:

__________________

*/ To be completed only if consents are required under Section 10.04(b) of the Credit Agreement.

                                                                     EXHIBIT C

                                    [FORM OF]

                             COMPETITIVE BID REQUEST


To:      The Chase Manhattan Bank,
         as Administrative Agent for
         the Lenders referred to below 1/

         Attention:

                                                                    [Date]

Dear Sirs:

                  The undersigned, [SPECIFY BORROWER] (the "Borrower"), refers to the Revolving Credit and Competitive Advance Facility Agreement dated as of February 4, 1997 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among Crown Cork & Seal Company, Inc. ("CCSC"), certain subsidiaries of CCSC, the Lenders parties thereto, The Chase Manhattan Bank, as Administrative Agent, Societe Generale, as Documentation Agent, and Bank of America Illinois, as Syndication Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 2.07(a) of the Credit Agreement that it requests a Competitive Borrowing under the Credit Agreement, and in connection therewith sets forth below the terms on which such Competitive Borrowing is requested to be made:

(A)  Date of Competitive Borrowing (which is a Business
     Day)                                              __________________

__________________
     1/ To be sent to the Administrative Agent at its applicable addresses in New York and London specified in Section 10.01 of the Credit Agreement.

(B)  Principal amount of Competitive Borrowing 1/      __________________


(C)  Interest rate basis 1/                            __________________

(D)  Interest Period and the last day thereof 1/       __________________


(E)  Currency of Competitive Borrowing 1/              __________________


                  Upon acceptance of any or all of the Loans offered by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Sections 4.02(b) and (c) of the Credit Agreement have been satisfied.


                                            Very truly yours,

                                            [BORROWER NAME],

                                             by

__________________

     2/ Not less than $5,000,000 (and in integral multiples of $1,000,000) (based on the Assigned Dollar Amount thereof, in the case of Alternative Currency Loans) or greater than the Total Revolving Credit Commitment then available.

     3/ Eurocurrency Loan or Fixed Rate Loan.

     4/ Which shall be subject to the definition of "Interest Period" and end not later than the Revolving Credit Maturity Date.

     5/ Dollars or an Alternative Currency.

                                            Title:  [Responsible
                                                     officer]

                                                                     EXHIBIT D

                                    [FORM OF]

                          COMPETITIVE LOAN CONFIRMATION

                                                                         [Date]

The Chase Manhattan Bank,
as Administrative Agent for
the Lenders referred to below 1/

Dear Sirs:

                  The undersigned, [SPECIFY BORROWER] (the "Borrower"), refers to the Revolving Credit and Competitive Advance Facility Agreement dated as of February 4, 1997 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among Crown Cork & Seal Company, Inc. ("CCSC"), certain subsidiaries of CCSC, the Lenders parties thereto, The Chase Manhattan Bank, as Administrative Agent, Societe Generale, as Documentation Agent, and Bank of America Illinois, as Syndication Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

                  In accordance with Section 2.07(b) or (c), as applicable, of the Credit Agreement, we have received a summary of bids in connection with our Competitive Bid Request dated __________________ and in accordance with Section 2.07(d) of the Credit Agreement, we hereby accept the following bids for Competitive Loans to be made in [specify currency] with a maturity on [date]:

Principal Amount 2/         Fixed Rate/Margin               Lender

 $                            [%]/[+/-.  %]

__________________
     1/ To be sent to the Administrative Agent at its applicable addresses in New York and London specified in Section 10.01 of the Credit Agreement.

     2/ To be based upon Assigned Dollar Values in the case of Alternative Currency Loans.

We hereby reject the following bids:

Principal Amount 2/          Fixed Rate/Margin              Lender

  $                            [%]/[+/-.  %]



     The proceeds of the Competitive Borrowing, in the amount of [_____], should be deposited in The Chase Manhattan Bank account number [_____] on [date].


                                Very truly yours,


                               [Specify Borrower]

                                by

                                Name:
                                Title:

                                                                     EXHIBIT E

                                    [FORM OF]

                     SIGNIFICANT SUBSIDIARY ELECTION NOTICE


The Chase Manhattan Bank, as Administrative
Agent for the Lenders referred
to below
270 Park Avenue
New York, NY 10017


Dear Sirs:

                  Reference is made to the Revolving Credit and Competitive Advance Facility Agreement dated as of February 4, 1997 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among Crown Cork & Seal Company, Inc. ("CCSC"), certain subsidiaries of CCSC, the Lenders parties thereto, The Chase Manhattan Bank, as Administrative Agent, Societe Generale, as Documentation Agent, and Bank of America Illinois, as Syndication Agent. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

                  CCSC hereby gives notice of its decision to undertake the obligations set forth in Section 5.07 of the Credit Agreement. CCSC acknowledges that in the event it rescinds this notice pursuant to such Section 5.07, it may not deliver another such notice at any time.


                                Very truly yours,

                                CROWN CORK & SEAL COMPANY, INC.,

                                by
                                   Name:
                                   Title:

                                                                     EXHIBIT F

                                    [FORM OF]

                   SUBSIDIARY BORROWER NOTICE AND DESIGNATION


To:   The Chase Manhattan Bank, as Administrative Agent

From: Crown Cork & Seal Company, Inc.


                  1. This Subsidiary Borrower Notice and Designation is being delivered to you pursuant to Section 4.02(d) of the Revolving Credit and Competitive Advance Facility Agreement dated as of February 4, 1997 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among Crown Cork & Seal Company, Inc. ("CCSC"), certain subsidiaries of CCSC, the Lenders parties thereto, The Chase Manhattan Bank, as Administrative Agent, Societe Generale, as Documentation Agent, and Bank of America Illinois, as Syndication Agent. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  2. The effective date of this Subsidiary Borrower Notice and Designation will be [ ].

                  3. Please be advised by CCSC that the following Subsidiary is hereby designated as a Subsidiary Borrower and is authorized to use the credit facilities provided for under Sections 2.01, 2.04 and 2.06 of the Credit Agreement. By its execution of this Subsidiary Borrower Notice and Designation, such undersigned Subsidiary hereby shall become a party to, and be bound by the provisions of, the Credit Agreement, having the rights and obligations of a Subsidiary Borrower thereunder and under the other Loan Documents.

                                Name and Address
                                  of Subsidiary
                                    Borrower

                  [3. Please be advised that the designation of the following Subsidiary as a Subsidiary Borrower is terminated effective on the date referred to in paragraph 2 above.]


                                   CROWN CORK & SEAL COMPANY,INC.

                                   by ___________________

                                     Name:
                                     Title:






                                     [SUBSIDIARY BORROWER],

                                      by ___________________

                                          Name:
                                          Title:


Accepted and Acknowledged:

THE CHASE MANHATTAN BANK, as Administrative
  Agent


  by ___________________

    Name:
    Title:

                                                                     EXHIBIT G

                                    [FORM OF]

                   SUBSIDIARY BORROWER CLOSING CERTIFICATE 1/


                  Pursuant to Section 4.02(e) of the Revolving Credit and Competitive Advance Facility Agreement dated as of February 4, 1997 (as amended, modified, extended or restated from time to time, the "Credit Agreement"; unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement) among Crown Cork & Seal Company, Inc., a Pennsylvania corporation ("CCSC"), certain subsidiaries of CCSC, the Lenders parties thereto, The Chase Manhattan Bank, as Administrative Agent, Societe Generale, as Documentation Agent, and Bank of America Illinois, as Syndication Agent, the undersigned [ ] of [ ] (the "Borrower") hereby certifies on behalf of the Borrower as follows:

                  1. The representations and warranties contained in Article III of the Credit Agreement, to the extent applicable to the Borrower, are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof except for (a) representations and warranties stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date and (b) representations and warranties contained in Section
3.06 of the Credit Agreement;

                  2. No Default has occurred and is continuing or will result from the making of any Loans to be made to the Borrower on the date hereof;

                  3. is and at all times since , has been the duly elected and qualified [Assistant] Secretary of the Borrower and the signature set forth on the signature line for such officer below is such officer's true genuine signature;

___________________

     1/ If necessary, appropriate modifications should be made to references to officer titles and to paragraphs 4-7 below with respect to Subsidiary Borrowers.

and the undersigned [Assistant] Secretary of the Borrower hereby certifies as follows:

                  4. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Borrower, nor to my knowledge has any other event occurred threatening the corporate existence of the Borrower;

                  5. Attached hereto as Exhibit A is a complete and correct copy of resolutions duly adopted by the Board of Directors (or a duly authorized committee thereof) of the Borrower on ______, ______; such resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof; such resolutions are the only corporate proceedings of the Borrower now in force relating to or affecting the matters referred to therein;

                  6. Attached hereto as Exhibit B is a complete and correct copy of the by-laws of the Borrower as in effect at all times since ______, ______ to and including the date hereof; and attached hereto as Exhibit C is a true and complete copy of the articles of association or other organizational documents of the Borrower as in effect at all times since ______, ______ to and including the date hereof; and

                  7. The following persons are now duly elected and qualified officers of the Borrower holding the offices indicated next to their respective names below, and such officers have held such offices with the Borrower at all times since ______, ______ to and including the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to executive and deliver on behalf of the Borrower the Subsidiary Borrower Notice and Designation and any certificate or other document to be delivered by the Borrower pursuant to the Credit Agreement:

Name                             Office                      Signature

________________                 [          ]                ________________

________________                 [Assistant] Secretary       ________________


                  IN WITNESS WHEREOF, the undersigned have hereto set our names.

_________________________               ________________________________


Title: [          ]                     Title:  [Assistant] Secretary

Date:              ,

                                                                     EXHIBIT H

                                    [FORM OF]

                        OPINION OF DECHERT PRICE & RHOADS


To each of the Lenders party
to the Revolving Credit and
Competitive Advance Facility
Agreement referred to below and
The Chase Manhattan Bank,
as Administrative Agent


                                                             ___________, 1997

Ladies and Gentlemen:

                  We have acted as counsel to Crown Cork & Seal Company, Inc., a Pennsylvania corporation ("CCSC"), in connection with the execution and delivery of the Revolving Credit and Competitive Advance Facility Agreement, dated as of February 4, 1997 (the "Credit Agreement"), among CCSC, each Subsidiary Borrower (as defined in the Credit Agreement) and you. This opinion letter is delivered to you pursuant to Section 4.01(a) of the Credit Agreement. Capitalized terms used herein that are not defined herein have the respective specified meanings in the Credit Agreement.

                  In rendering the opinions set forth below, we have examined executed originals of the Credit Agreement and the other Loan Documents; the Articles of Incorporation of CCSC and all amendments thereto (the "Charter"); the Bylaws of CCSC and all amendments thereto (the "Bylaws"); and a certificate of the Secretary of the Commonwealth of Pennsylvania, dated __________, 1997, attesting to the continued corporate existence and good standing of CCSC in the Commonwealth. In addition, we have examined originals or photostatic or certified copies of certain of the corporate records and documents of CCSC and its Subsidiaries, copies of public documents, certificates of officers of CCSC and public officials, and such other documents as we have deemed necessary and appropriate as a basis for the opinions hereinafter set forth.

                  In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all corporate records, documents, instruments and certificates submitted to us as originals and the conformity to authentic original corporate records, documents, instruments and certificates of all corporate records, documents, instruments and certificates submitted to us as certified, conformed or photostatic copies. As to questions of fact material to our opinions, we have relied upon representations and warranties of the parties in the Loan Documents and the other agreements and documents contemplated therein, and on certificates of officers of CCSC and certain other entities (including, without limitation, those given pursuant to the Credit Agreement) and of public officials.

                  We have further assumed that you have the power and authority and have taken the corporate action necessary to execute and deliver the Credit Agreement and that no approvals, waivers, filings, notices or consents, governmental or non-governmental, are required for the valid execution, delivery and performance by you of the Credit Agreement, and that the Credit Agreement executed by you constitutes the legal, valid and binding obligation of you.

                  Based upon the foregoing and subject to the qualifications set forth above and hereinafter, we are of the opinion that:

                  1. CCSC is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

                  2. The execution, delivery and performance by CCSC of the Credit Agreement are within CCSC's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene the Charter or the By-laws, (ii) to the best of our knowledge, violate any Federal, New York or Pennsylvania law, rule or regulation applicable to CCSC (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, insofar as the proceeds of the Loans are used solely for the purposes set forth in, and in accordance with the provisions of, the Credit Agreement) or

(iii) to the best of our knowledge, result in any breach or violation of, or constitute a default under, any material agreement or instrument known to us.

                  3. The Credit Agreement has been duly executed and delivered by or on behalf of CCSC and constitutes the legal, valid and binding obligation of CCSC, enforceable against CCSC in accordance with its terms.

                  4. No authorization or approval or other action by, and no notice to or filing with, any Federal, New York or Pennsylvania governmental authority or regulatory body (other than any applicable securities law filings) is required in respect of CCSC for the due execution, delivery or performance by CCSC of the Credit Agreement.

                  5. CCSC is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  6. We are not aware (based upon our inquiry of officers of CCSC) of any pending or threatened litigation, proceeding or labor controversy affecting CCSC or any of its properties, business, assets or revenues which will have a Material Adverse Effect, or which purports to affect the legality, validity or enforceability of the Credit Agreement.

                  The foregoing opinions are subject to the following additional qualifications:

                  (a) The opinions expressed herein are limited to the laws and regulations of the United States of America, the State of New York and the Commonwealth of Pennsylvania.

                  (b) Our opinions regarding the enforceability of the Credit Agreement are limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws or decisions affecting the enforcement of debtors' obligations and creditors' rights generally, and by general principles of equity and public policy. Our opinions are also subject to the effect of certain laws and judicial decisions which may limit the enforceability of certain provisions of the Credit Agreement, although such limitations do not, in our judgment, make the remedies provided for therein (taken as a whole) inadequate for the practical realization of the benefits afforded thereby.

                  (c) Whenever our opinion with respect to the existence or absence of facts is indicated based on our knowledge or awareness we are referring to the actual knowledge of the Dechert Price & Rhoads attorneys who have given substantive attention to the matters concerning CCSC in connection with the transactions contemplated by the Credit Agreement.

                  The opinions expressed herein are solely for your benefit in connection with the performance of the Credit Agreement, and without our express prior written consent, neither our opinions nor this opinion letter may be circulated or furnished to or relied upon by any other person (other than your permitted assignees that become Lenders under the Credit Agreement).

                                Very truly yours,

                                                                     EXHIBIT I

                                    [FORM OF]

                       OPINION OF RICHARD L. KRZYZANOWSKI


To each of the Lenders party
to the Revolving Credit and
Competitive Advance Facility
Agreement referred to below
and The Chase Manhattan Bank,
as Administrative Agent


                                                             ___________, 1997


Dear Ladies and Gentlemen:

                  I am Executive Vice President, Secretary and General Counsel of Crown Cork & Seal Company, Inc., a Pennsylvania corporation ("CCSC"). This opinion is being rendered to you pursuant to Section 4.01(a) of the Revolving Credit and Competitive Advance Facility Agreement, dated as of February 4, 1997 (the "Credit Agreement"), among CCSC, each Subsidiary Borrower (as defined therein) and you. Capitalized terms used herein that are not defined herein have the respective specified meanings in the Credit Agreement.

                  I have examined such corporate records of CCSC and other certificates and documents as I have deemed necessary for the opinion hereinafter set forth.

                  Based on the foregoing, I am of the opinion that each Significant Subsidiary of CCSC listed on Schedule A attached hereto that is organized under the laws of any jurisdiction within the United States of America has been duly incorporated and is validly existing and in good standing under the laws of its respective jurisdiction of incorporation, with corporate power and authority to own its respective properties and conduct its respective business as now being conducted; and CCSC and each of such Significant Subsidiaries are duly qualified to do business as foreign corporations in good standing in all other jurisdictions in which any such corporation owns or leases substantial properties or in which the conduct of any such corporation's business requires such qualification (except where the failure so to qualify would not have a Material Adverse Effect).

                  This opinion is limited to the laws of the United States of America and the Commonwealth of Pennsylvania.

                  The opinions expressed herein are solely for your benefit in connection with the performance of the Credit Agreement, and without my express prior written consent, neither my opinions nor this opinion letter may be circulated or furnished to or relied upon by any other person (other than your permitted assignees that become Lenders under the Credit Agreement).


                                Very truly yours,



                                Richard L. Krzyzanowski
                                Executive Vice President,
                                Secretary and General Counsel

                                                                    SCHEDULE A


                            Significant Subsidiaries

                                                                     EXHIBIT J

                                    [FORM OF]

                             COMPLIANCE CERTIFICATE


 To:     Each of the Lenders (as defined
         below) and The Chase Manhattan Bank,
         as Administrative Agent for such Lenders
         270 Park Avenue
         New York, New York  10017

         Attention:  Karen Sharf


                         Crown Cork & Seal Company, Inc.


Gentlemen:

         This Compliance Certificate is being delivered pursuant to Section 5.01(c) of the Revolving Credit and Competitive Advance Facility Agreement, dated as of February 4, 1997 (as amended, supplemented, amended and restated or otherwise modified, the "Credit Agreement"), among Crown Cork & Seal Company, Inc., a Pennsylvania corporation ("CCSC"), the Subsidiary Borrowers referred to therein, various financial institutions now or hereafter parties thereto (the "Lenders"), The Chase Manhattan Bank, as Administrative Agent, Societe Generale, as Documentation Agent, and Bank of America Illinois, as Syndication Agent. Terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

         CCSC hereby certifies, represents and warrants that as of           ,
     (the "Computation Date"): 1/

         (a) The Leverage Ratio was : , as computed on Attachment 1 hereto and such ratio [complies] [does not

___________________

     1/ Computation Date should be date of most recent financial statements delivered under Section 5.01 of the Credit Agreement.

comply] with the provisions of Section 6.04(a) of the Credit Agreement;

         (b) The Interest Coverage Ratio was : , as computed on Attachment 2 hereto and such amount [complies] [does not comply] with the provisions of
Section 6.04(b) of the Credit Agreement; and

         (c) No Default or Event of Default has occurred and is continuing [other than as follows:].


         IN WITNESS WHEREOF, CCSC has caused this Compliance Certificate to be
executed and delivered by its duly Authorized Officer on this    day of        ,
           .


                       CROWN CORK & SEAL COMPANY, INC.,

                       By:________________________
                          Name:
                          Title:

                                                                    ATTACHMENT 1

1. Leverage Ratio:

     A.   Funded Debt: All (i) Loans and (ii) all other
          Indebtedness of CCSC and its Subsidiaries (including, without duplication, Contingent Liabilities relating to such Indebtedness), on a consolidated basis, which by its terms

               (i) matures or is payable more than one year from the date on which it was created, or

               (ii) matures within one year from the date on which it was created, but is renewable or extendible under terms such that under GAAP such Indebtedness would be treated as long-term indebtedness

               (other than Funded Debt which is nonrecourse to
          CCSC and its Subsidiaries and giving effect only to
          CCSC's or its Subsidiaries' pro-rata share of
          consolidated Indebtedness of joint
          ventures)...............................................    $_______


     B.   Long-Term Capitalization: The sum of (i) Funded Debt of
          CCSC and its Subsidiaries on a consolidated basis and
          (ii) the amount, determined on a consolidated basis, in
          the capital stock account (including preferred stock
          when outstanding) plus (or minus in the case of a
          deficit) the additional paid-in capital and retained
          earnings of CCSC and its Subsidiaries, and in any
          event, net of the value of treasury stock in such
          capital stock account, plus accounting liabilities for
          post-
          retirement benefits (FAS 106) and post-employment
          benefits (FAS 112), net of changes for income tax (FAS
          109).................................................    $_______




     C.   LEVERAGE RATIO: The ratio of Item 1.A to Item
          l.B.................................................   ______ : _____

                                                                  ATTACHMENT 2


2. Interest Coverage Ratio*:


     A. The sum of all amounts which, in accordance with GAAP, would be included on the consolidated financial statements of CCSC and its Subsidiaries as

               (i) Net Income (excluding any extraordinary gains
          and losses, and any net income (or net loss)
          attributable to the write-up (or write-down, as the
          case may be) in value of any
          assets)...................................................

               (ii) Net Interest
          Expense...................................................

               (iii) to the extent deducted in determining Net
          Income, provisions for income
          taxes.....................................................

     B.   EBIT: The sum of Items 2.A.(i) through
          2.A.(iii).................................................  $________

     C.   Net Interest Expense: The aggregate amount of interest
          expense of CCSC and its Subsidiaries for the relevant
          period which, in accordance with GAAP, would be
          included on the consolidated financial statements of
          CCSC and its Subsidiaries, including without limitation
          the portion of any rent paid on Capitalized Lease
          Liabilities which is allocable to interest expense in
          accordance with GAAP, minus the amount ----- of
          interest income received by CCSC and its Subsidiaries
          for such
          period...................................................  $________

     D.   INTEREST COVERAGE RATIO: The ratio of Item 2.B. to Item
          2.C..................................................... _____ : ____

_____________________
* Calculated on the basis of the most recent Fiscal Quarter ended and the three immediately preceding Fiscal Quarters.

                                                                  EXHIBIT K

                           CALCULATION OF THE MLA COST


1. Until further notice, MLA Cost in relation to any Interest Period (or part of an Interest Period) relating to any particular loan or overdue sum denominated in British Pounds Sterling or overdue sum will be determined by the Administrative Agent on the basis of calculations made by each Reference Bank (as defined below) as at 11:00 a.m., London time, on the first day of that Interest Period by reference to circumstances existing as at that time, in accordance with the following formula:

                              AB + C(B-D) + E(B-F)
                              --------------------
                                  100 - (A + E)

where:

     A= the minimum percentage of eligible liabilities which authorized institutions are then required by the Bank of England to hold in non-interest bearing balances with the Bank of England.

     B= the percentage rate per annum equal to the rate at which that Reference Bank is offering British Pounds Sterling deposits for a period equal to such Interest Period to prime banks in the London interbank market at or about 11:00 a.m., London time, on the date of calculation.

     C= the average percentage of eligible liabilities which authorized institutions are then required by the Bank of England to maintain as secured deposits with certain financial institutions recognized for this purpose by the Bank of England.

     D= the lower of B and the percentage rate per annum equal to the rate offered to that Reference Bank by a financial institution recognized for the purpose by the Bank of England at or about 11:00 a.m., London time, on the date of calculation for the placing of a British Pounds Sterling deposit for a period equal to such Interest Period by that Reference Bank with that financial institution.

     4 E= the minimum percentage of eligible liabilities which authorized institutions are then required by the Bank of England to place as special deposits with the Bank of England.

     F= the lower of B and the percentage rate per annum at which interest is then paid by the Bank of England on special deposits.

         For the purpose of this formula, each of those six percentages shall be expressed as a number (not a percentage).

2. Each Reference Bank shall use reasonable endeavors to supply to the Administrative Agent on request the percentage rate per annum so calculated by it on any date. If any Reference Bank does not do so on request of the Administrative Agent, the Administrative Agent shall make the relevant determination on the basis of the quotations supplied by the remaining Reference Banks. If no, or only one, Reference Bank supplies a quotation, then instead of MLA Cost being payable in respect of the relevant Interest Period or part of an Interest Period, each Lender shall be entitled to claim compensation under
Section 2.16 of the Credit Agreement.

3. On or before each MLA calculation date during any Interest Period relating to any Loan or overdue sum, the Administrative Agent shall determine the arithmetic mean of the percentage rates per annum so calculated by the Reference Banks on the MLA calculation date (rounded up if necessary to the nearest fourth decimal place). The figure so determined shall be the MLA Cost applicable for that Interest Period or, as the case may be, the relevant part of that Interest Period.

4. In the event of the introduction of or any change in any present or future reserve asset ratio, cash ratio, secured deposit, monetary control ratio, special deposit, liquidity and/or similar requirement imposed from time to time by the Bank of England and/or any other agency of the United Kingdom (but excluding capital adequacy requirements or any change in the minimum percentage of eligible liabilities which authorized institutions are required to maintain in reserve assets, cash ratio deposits, secured deposits or special deposits) or any change in the interpretation or application of any such requirement, the Administrative Agent may at any time give notice to CCSC and the Lenders of (A) the amendments determined by the Administrative Agent (after consultation with the Lenders) to be necessary to the above formula and/or date of calculation so as to (but only so as to) restore the position in terms of overall return to that which prevailed before such change occurred and
(B) the date as from which the amended formula and/or date(s) of calculation are to apply. As from the date notified until any later date notified by the Administrative Agent under this paragraph 4, MLA Cost shall be calculated in accordance with the formula and/or on the date(s) of calculation so notified.

5. The determination by the Administrative Agent of the MLA Cost for any Interest Period shall, in the absence of manifest error, be conclusive and binding on the Lenders, CCSC, any Subsidiary Borrower and any other party.

6. "Reference Bank" shall mean the London offices of the Administrative Agent, Societe Generale and Bank of America Illinois; provided, however, if a Reference Bank ceases to be a Lender or ceases to have a London office, the Administrative Agent shall appoint another Lender with a London office to replace that Reference Bank.

                                                                       EXHIBIT L

                                   [FORM OF]

                                      NOTE

                                                              New York, New York
                                                                  [insert date]


         FOR VALUE RECEIVED, the undersigned, [insert Borrower], a [ ] (the "Borrower"), hereby unconditionally promises to pay to the order of

                  (the "Lender"), at the office of The Chase Manhattan Bank, at 270 Park Avenue, New York, New York 10017, on (i) the Revolving Credit Maturity Date (such term and each other capitalized term used and not defined herein being used as defined in the Revolving Credit and Competitive Advance Facility Agreement dated as of February 4, 1997 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among Crown Cork & Seal Company, Inc. ("CCSC"), certain subsidiaries of CCSC, the Lenders parties thereto, The Chase Manhattan Bank, as Administrative Agent, Societe Generale, as Documentation Agent, and Bank of America Illinois, as Syndication Agent), the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Section 2.01 or 2.04 of the Credit Agreement and (ii) the applicable Competitive Loan Maturity Date, the aggregate unpaid principal amount of each Competitive Loan made by the Lender to the Borrower pursuant to the Credit Agreement, such payment or payments to be in immediately available funds and denominated in the applicable amount of each currency in which such Loans are denominated pursuant to the applicable provisions of the Credit Agreement, and to pay interest from the date hereof on such principal amount from time to time outstanding, in like funds, at said office, at a rate or rates per annum and payable on such dates as are determined pursuant to the Credit Agreement.

         The Borrower promises to pay interest, on demand, on any overdue principal of and, to the extent permitted by law, overdue interest on the Loans from their due dates at a rate or rates determined as set forth in the Credit Agreement.

         The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

         All Loans evidenced by this Note, the applicable currencies in which such Loans are denominated and all payments and prepayments of the principal hereof and interest hereon (including the currencies in which such payments, prepayments and interest are denominated) and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that any failure of the holder hereof to make such a notation or any error in such notation shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note and the Credit Agreement.

         This Note evidences Loans referred to in the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. This Note is entitled to the benefit of the Credit Agreement[, including the guarantee thereunder]. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.


                                [insert borrower]

                                by

                                     ____________________________
                                     Name:
                                     Title:

Attest:

[Corporate Seal]

                                by

                                     ____________________________
                                     Name:
                                     Title:

                                            Loans and Payments


                                Payments
    Amount                                           Unpaid        Name of
   and Type    Maturity                             Principal      Person
                                                     Balance       Making
   of Loan       Date     Principal    Interest      of Note       Notation
   -------     --------   ---------    --------     --------       --------

                                                                 Schedule 2.01





Institution                               Commitment               Swingline
                                                                   Commitment

The Chase Manhattan Bank                 $225,000,000            $100,000,000
270 Park Avenue, 10th Floor
New York, NY 10017
Attention:  Karen Sharf
Tel: (212) 270-5659
Fax: (212) 270-5120

ABN AMRO Bank N.V.                       $125,000,000
New York Branch
500 Park Avenue
New York, NY 10022
Attention:  Michael Kowalczuk
Tel:  (212) 446-4319
Fax:  (212) 832-7129

Banca Commerciale Italiana - New          $45,000,000
York Branch
One William Street
New York, NY 10004
Attention:  Brian Carlson
Tel:  (212) 607-3886
Fax:  (212) 809-2124

Bank Brussels Lambert                     $45,000,000
New York Branch
630 Fifth Avenue, 6th Floor
New York, NY 10111
Attention:  John Kippax
Tel:  (212) 632-5316
Fax:  (212) 333-5786

Bank of America Illinois                 $195,000,000
335 Madison Avenue
New York, NY 10017
Attention:  David Noda
Tel:  (212) 503-7948
Fax:  (212) 503-7066

The Bank of New York                      $75,000,000
One Wall Street, 22nd Floor
New York, NY 10286
Attention:  Walter Parelli
Tel:  (212) 635-6820
Fax:  (212) 635-6999

Banque Nationale de Paris                $125,000,000
499 Park Avenue, 9th Floor
New York, NY 10022
Attention:  Thomas N. George
Tel:  (212) 415-9718
Fax:  (212) 415-9606

Caisse Nationale de Credit               $125,000,000
Agricole
520 Madison Avenue
New York, NY 10022
Attention:  Craig Welch
Tel:  (212) 418-2200
Fax:  (212) 418-2228

CIBC Inc.                                 $75,000,000
425 Lexington Avenue
New York, NY 10017
Attention:  Paul LaHiff
Tel:  (212) 856-3681
Fax:  (212) 856-3991

Citibank, NA                             $125,000,000
399 Park Avenue, 8th Floor
New York, NY 10043
Attention:  William Martens, III
Tel:  (212) 559-3895
Fax:  (212) 793-3053

CoreStates Bank, N.A.                     $45,000,000
1339 Chestnut Street, 3rd Floor
Philadelphia, PA 19101-7618
Attention:  Joseph M. Finley
Tel:  (215) 973-2197
Fax:  (215) 973-6745

Credit Suisse First Boston               $125,000,000
11 Madison Avenue, 23rd Floor
New York, NY 10010-3628
Attention:  Eileen O'Connell Fox
Tel:  (212) 325-9099
Fax:  (212) 325-8319

The Dai-Ichi Kangyo Bank, Ltd.            $45,000,000
One World Trade Center
Suite 4911
New York, NY 10048
Attention:  Robert P. Gallagher
Tel:  (212) 432-6642
Fax:  (212) 524-0579

Deutsche Bank AG                         $125,000,000
New York Branch
31 West 52nd Street, 24th Floor
New York, NY 10019
Attention:  Rolf-Peter Mikolayczyk
Tel:  (212) 469-8237
Fax:  (212) 469-8212

The First National Bank of Boston         $45,000,000
100 Federal Street
Boston, MA 02110
Attention:  William F. Hamilton
Tel:  (617) 434-7889
Fax:  (617) 434-0601

Generale Bank                             $75,000,000
520 Madison Avenue, 3rd Floor
New York, NY 10022
Attention:  Douglas V. Riahi
Tel:  (212) 418-8736
Fax:  (212) 750-9597

The Industrial Bank of Japan,            $125,000,000
Limited
245 Park Avenue
New York, NY 10167
Attention:  John Dippo
Tel:  (212) 309-6689
Fax:  (212) 856-9450

Istituto Bancario San Paolo di            $45,000,000
Torino, SpA
245 Park Avenue, 35th Floor
New York, NY 10167
Attention:  Luca Sacchi
Tel:  (212) 692-3130
Fax:  (212) 599-5303

Mellon Bank, N.A.                         $75,000,000
1735 Market Street, 7th Floor
Philadelphia, PA 19101
Attention:  Maria Kalilec
Tel:  (215) 553-3126
Fax:  (215) 553-4899

Morgan Guaranty Trust Company            $125,000,000
of New York
60 Wall Street, 22nd Floor
New York, NY 10260-0060
Attention:  Laura Reim
Tel:  (212) 648-6793
Fax:  (212) 648-5336

The Northern Trust Company                $75,000,000
50 South LaSalle Street
Chicago, IL 60675
Attention:  Nicole Kidder
Tel:  (312) 557-8205
Fax:  (312) 444-5055

The Royal Bank of Canada                  $75,000,000
(for credit extended to borrowers in
the U.S.)
Grand Cayman (North America
No. 1) Branch
c/o New York Branch
Financial Square, 23rd Floor
New York, NY 10005-3531
Attention: Linda Swanston
Tel:  (212) 428-6321
Fax:  (212) 428-2372

(for credit extended to borrowers in
the U.K.)
London Branch
71 Queen Victoria Street
London EC4V 4DE
England
Attention: Manager, Loans
Administration
Tel:  171-489-1188
Fax: 171-329-6144

(for credit extended to borrowers in
France)
RBC Finance B.V.
Keizergracht 604
1017 EP Amsterdam
The Netherlands
Attention: Manager, Loans
Administration
Tel: (31-20) 5233 233
Fax: (31-20) 6262 196

with a copy of all notices to:

Financial Square, 24th Floor
New York, NY 10005-3531
Attention:  P.D. Steffen
Tel: (212) 428-6494
Fax: (212) 428-6459

Societe Generale                         $195,000,000
1221 Avenue of the Americas
New York, NY 10020
Attention:  James Nangle
Tel:  (212) 278-6135
Fax:  (212) 278-7430

Standard Chartered Bank                   $45,000,000
7 World Trade Center, 27th Floor
New York, NY 10048
Attention:  Peter G. R. Dodds
Tel:  (212) 667-0367
Fax:  (212) 667-0790

The Sumitomo Bank, Limited                $75,000,000
277 Park Avenue
New York, NY 10172
Attention:  Leo E. Pagarigan
Tel:  (212) 224-4116
Fax:  (212) 224-5188

SunTrust Bank, Atlanta                    $45,000,000
711 Fifth Avenue, 16th Floor
New York, NY 10022
Attention:  Maria Mamilovich
Tel:  (212) 583-2602
Fax:  (212) 371-9386